UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Cavco Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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cavco

2023 PROXY STATEMENT

cavco™

cavcohomes.com

cavco

Cavco 2022 Proxy Statement

Dear Fellow Shareholders:

Another fiscal year ends and as Chairman of the Board of Directors (“Board”) of Cavco Industries, Inc. (“Cavco” or the “Company”), it is my privilege to address you with an update on the Company’s financial progress, achievements and outlook. On behalf of the entire Board, Cavco thanks you for your continued support and interest in the Company. Your investment in Cavco has been instrumental in driving the Company’s success.

As your Board, we support the management team in achieving sustainable shareholder value by executing against a clear and focused strategy through prudent risk management, sound corporate governance, an executive compensation program aligned with the interests of our shareholders and a focused approach to environmental, social and governance (“ESG”) leadership and engagement. The Board would like to highlight a few areas of particular significance for the Company this past fiscal year:

•	Revenue Growth: The Company experienced robust revenue growth, driven by strong demand for its products, for the thirteenth straight year with net revenue up 32% compared to the last fiscal year.
•	Profitability: The Company’s focus on operational efficiency and cost optimization has resulted in gross profit as a percentage of net revenue increasing to 25.9% compared to the last fiscal year.
•

Market Expansion: The Company successfully expanded its market presence with an acquisition and two start-ups. These strategic initiatives allowed the Company to capture new opportunities and establish a solid foundation for future growth.

•

Health and Safety: Cavco has invested in its employees with training and workforce development programs that focus on safety first. As a result, the Company’s OSHA total recordable incident frequency rate for the fiscal year dropped by 10.86% putting the Company better than the industry average.

•

Sustainability and Corporate Social Responsibility: Cavco continues to focus on ESG efforts in areas core to its business where a material impact is possible. Management, with oversight by the Board, takes an active role in overseeing the Company’s ESG strategy. Within the past year, the Company published the second edition of its Corporate Responsibility Report and developed an ESG website. Soon, we will be issuing our third report which we anticipate will include sustainability reporting aligned with the Sustainability Accounting Standards Board.

As the Company moves forward, we remain focused on our long-term strategic objectives and our commitment to sustainable growth. We recognize the challenges that lie ahead, including evolving market and financial dynamics. However, the Company is confident in its ability to navigate these obstacles and capitalize on opportunities.

The attached Notice of Annual Meeting of Shareholders and Definitive Proxy Statement provides all the requisite information concerning all business to be conducted at the upcoming annual meeting. It also describes how the Board operates, gives information about the Director candidates and provides other pertinent information. The Board thanks you for your continued confidence and we appreciate the opportunity to serve Cavco on your behalf.

Sincerely,

Steven G. Bunger Chairman of the Board of Directors
June 15, 2023

Notice of Annual Meeting of Shareholders of Cavco Industries, Inc.

Meeting Information

Date:  August 1, 2023

Time:  9:00 AM Local Time

Place: Cavco Industries, Inc.

            3636 North Central Avenue

            Phoenix, Arizona 85012

Voting Information

To ensure representation of your shares at the Annual Meeting, you must vote in the manner described within the accompanying proxy by:

Items of Business:
	1.	To elect two Directors to the Class II Director group to serve until the Annual Meeting of Shareholders in 2026, or until their successors have been elected and qualified;
	2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;
	3.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;
	4.	To approve the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan;
	5.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and
	6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

(1) Telephone;	Annual Report: The Company’s Annual Report is enclosed and may also be viewed on the Company’s website at

(2) The Internet; or	https://investor.cavco.com/annualmeeting

(3) Mail.	Who Can Vote: You can vote if you were a shareholder of record at the close of business on June 2, 2023.

The deadline for voting by telephone or online is 11:59 PM (EDT) on July 31, 2023. If voting by mail, all proxies must be received before the Annual Meeting.	By Order of the Board of Directors

Mickey R. Dragash Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Cavco Industries, Inc. 2023 Proxy Statement

Cavco Industries, Inc.	www.cavco.com i

Cavco Industries, Inc. 2023 Proxy Statement

AUDIT FEES	54

Report of the Audit Committee	55

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56

ABOUT THE ANNUAL MEETING: FREQUENTLY ASKED QUESTIONS	57

GENERAL INFORMATION	60

APPENDIX A – CAVCO INDUSTRIES, INC. 2023 OMNIBUS EQUITY INCENTIVE PLAN	A-1

ii 2023 Proxy Statement

CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Shareholders to be held August 1, 2023

Proxy Summary

The accompanying proxy, mailed together with this definitive Proxy Statement (“Proxy Statement” and collectively, the “proxy”), is solicited by and on behalf of the Board of Directors (the “Board”) of Cavco Industries, Inc. (“Cavco” or the “Company”), a Delaware corporation, for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Cavco to be held on August 1, 2023, at 9:00 AM Local Time, and at any adjournment thereof. The mailing address of the Company’s corporate office is: 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 1, 2023:

The notice of meeting, Proxy Statement, annual report and proxy card are available at www.proxyvote.com.

Purposes of the Annual Meeting

At the Annual Meeting, the Company will ask its shareholders to:

Proposals and Board Recommendations		BOARD RECOMMENDATION	PAGE REFERENCE

1.	Elect two Class II Directors to serve until the Annual Meeting of Shareholders in 2026, or until their successors have been elected and qualified;	FOR	4
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers;	FOR	44
3.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;	1 YEAR	45
4.	Approve the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan; and	FOR	46
5.	Ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2024.	FOR	56

Our Board does not know of any additional matters that may be acted upon at the Annual Meeting other than those matters set forth above.

This proxy will be available on the Internet, and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to shareholders, beginning on or about June 15, 2023.

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Cavco Industries, Inc.	www.cavco.com 1

Stock Ownership

Unless otherwise stated, the following table sets forth information with respect to the Company's Common stock beneficially owned as of June 2, 2023 or, in respect of any 5% Holder (as defined below), the date of such holder's most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on or before June 2, 2023, by: (a) persons that, to the Company's knowledge, were the beneficial owners of more than 5% of the Company's outstanding Common stock (“5% Holders”); (b) each current Director and director nominee of the Company; (c) each of the executive officers named in the Summary Compensation Table in this Proxy Statement (each an “NEO”); and (d) all Directors and executive officers of the Company as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The percentages of class amounts set forth in the table below are based upon 8,675,203 shares of common stock outstanding on June 2, 2023, net of treasury shares.

	Cavco Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

5% Holders(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,369,256	15.78%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	870,897	10.04%

Joseph H. Stegmayer(4) P.O. Box 13708 Chandler, AZ 85248	518,972	5.98%
Directors, Director Nominees and Named Executive Officers(5)
Allison K. Aden	668	*
Susan L. Blount	12,150	*
William C. Boor	63,762	*
Steven G. Bunger	13,542	*
Brian R. Cira	1,383	*
Mickey R. Dragash	6,729	*
David A. Greenblatt	18,600	*
Richard A. Kerley(6)	12,150	*
Steven W. Moster	1,700	*
Matthew A. Niño	2,778	*
Julia W. Sze	2,300	*
All directors, director nominees and all executive officers of Cavco as a group (15 individuals)	151,466	1.73%

*	Less than 1%.
(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) – (4) hereunder.
(2)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G/A filed with the SEC on January 26, 2023. BlackRock reported having sole voting power with respect to 1,359,512 shares and sole dispositive power with respect to 1,369,256 shares.

(3)

Information regarding The Vanguard Group (“Vanguard”) is based solely upon a Schedule 13G/A filed with the SEC on March 10, 2023. Vanguard reported that it possessed sole dispositive power with respect to 847,198 shares, shared voting power with respect to 15,124 shares and shared dispositive power with respect to 23,699 shares.

2 2023 Proxy Statement

Stock Ownership

(4)

Information regarding Joseph H. Stegmayer is based solely upon a Schedule 13G filed with the SEC on February 10, 2023. Mr. Stegmayer reported that he possessed sole dispositive power with respect to 518,972 shares.

(5)	The address of listed shareholders is c/o 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012. The amounts include the following:

(i) shares that may be acquired upon exercise of stock options within 60 days of June 2, 2023: Ms. Blount – 10,000 shares; Mr. Boor – 42,100 shares; Mr. Bunger – 8,000 shares; Mr. Cira – 1,000 shares; Mr. Dragash – 5,200 shares; Mr. Greenblatt – 4,000 shares; Mr. Kerley – 10,000 shares; Mr. Niño – 2,300 shares; and all Directors, Director nominees and executive officers of Cavco as a group (15 individuals) – 96,824 shares;

(ii) shares that may be acquired upon vesting of restricted stock units within 60 days of June 2, 2023: Ms. Blount – 450 shares; Mr. Boor – 379 shares; Mr. Bunger – 650 shares; Mr. Greenblatt – 450 shares; Mr. Kerley – 450 shares; Mr. Moster – 450 shares; Ms. Sze – 450 shares; and all Directors, Director nominees and executive officers of Cavco as a group (15 individuals) – 3,279 shares; and

(iii) shares to be acquired upon retirement from the Board under a restricted stock unit deferral election: Mr. Greenblatt – 1,700 shares.

(6)	Includes 1,700 shares held by the Kerley Family Trust.

Delinquent Section 16(a) Reports

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based solely on our review of such forms filed electronically with the SEC, or representations that no forms were required, we believe that during fiscal 2023 all of our executive officers and directors complied with all filing requirements of Section 16(a) of the Exchange Act with the exception that one Form 4 for Allison K. Aden filed on October 5, 2022, reporting one transaction, was late as a result of administrative oversight and did not involve an open market transaction.

Cavco Industries, Inc.	www.cavco.com 3

PROPOSAL NO. 1:

Election of Directors

The Company’s Restated Certificate of Incorporation and Third Amended and Restated Bylaws (the “Bylaws”) provide for the division of the Board into three classes, with the Directors in each class holding office for staggered terms of three years each. Each class of Directors is to consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. There are presently two Directors in Class II whose terms expire at the 2023 Annual Meeting. Each Director holds office until his or her successor has been elected and qualified or until the Director’s resignation or removal.

Ms. Blount and Mr. Boor, members of the Board whose terms expire at the Annual Meeting, will stand for re-election. They have been nominated for service as Directors by our Corporate Governance and Nominating Committee, and the full Board pursuant to the procedures described under “Director Compensation—Director Nominating Process” herein. Unless contrary instructions are indicated in the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these nominees or, if a nominee becomes unavailable (which the Company does not anticipate), for such substitute nominee as the Board shall designate.

In order to be elected as a Director, a nominee must receive an affirmative vote of the majority of votes cast with respect to that Director nominee’s election, which means the number of votes cast “FOR” a Director nominee’s election must exceed the number of votes cast “AGAINST” that Director nominee’s election.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the election of Ms. Blount and Mr. Boor to serve as Class II Directors until the 2026 Annual Meeting.

4 2023 Proxy Statement

PROPOSAL NO. 1: Election of Directors

Nominees for Director Standing for Election in Class II

Susan L. Blount Age 65 Director since January 2019 Committees: Compensation, Corporate Governance and Nominating, Legal and Compliance Oversight (Chair)

Ms. Blount is the Chair of the Board’s Legal and Compliance Oversight Committee and a member of the Board’s Compensation Committee and Corporate Governance and Nominating Committee. From 2005 to 2015, Ms. Blount served as Senior and then Executive Vice President and General Counsel for Prudential Financial, Inc. (“Prudential”) (NYSE: PRU), a leading provider of insurance, retirement and asset management products and services. In that role, Ms. Blount led Prudential’s global law, compliance, business ethics and external affairs functions. Since 2016, she has served as adjunct professor at the University of Texas School of Law (“UT Law”). She is a founding member of UT Law’s Center for Women in Law where she served as Interim Executive Director from March 2019 to January 2020. Since April 2021, Ms. Blount has served as a Director of CS Disco, a legal technology company that applies artificial intelligence and cloud computing to help lawyers and legal teams.

Qualifications: Ms. Blount brings to our Board significant experience in corporate governance, risk management, executive compensation, legal, compliance, strategy, insurance and financial services.

William C. Boor Age 57 Director since July 2008 Committees: None

Mr. Boor is the President and Chief Executive Officer (“CEO”) of Cavco, commencing on April 15, 2019 and has been a member of Cavco’s Board since July 2008. Mr. Boor was previously CEO of Great Lakes Brewing Company, a large craft brewing company based in Cleveland, Ohio, a position he had held since September 2015. From December 2014 to September 2015, Mr. Boor was principal of MIB Holding Co LLC (“MIB Holdings”), a mining development company. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs Natural Resources, Inc. (“Cliffs”), including Executive Vice President for Corporate Development, Chief Strategy & Risk Officer and President of Ferroalloys. Prior to his employment with Cliffs, Mr. Boor held key leadership roles at American Gypsum, Centex, Weyerhaeuser Co. (NYSE: WY) and Procter & Gamble Co. (NYSE: PG).

Qualifications: Mr. Boor brings to our Board diverse experience in financial management, investor relations, management, manufacturing, marketing, and process engineering, and is our President and CEO.

Cavco Industries, Inc.	www.cavco.com 5

PROPOSAL NO. 1: Election of Directors

Continuing Directors

Class III Directors

Terms Expiring in 2024

Steven G. Bunger Age 62 Chairman of the Board since April 2019; Director since April 2004 Committees: None

Mr. Bunger is our Non-Executive Chairman of the Board. Since 2014, Mr. Bunger has served as President and CEO of Pro Box Portable Storage, Inc., a provider of portable storage solutions in Arizona, Oklahoma and Colorado. From 2001 to 2012, he served as Chairman of the Board of Mobile Mini, Inc. (“Mobile Mini”), one of the nation’s largest providers of portable storage containers and mobile offices in the U.S., Canada and the U.K. Mr. Bunger joined Mobile Mini in 1983 and served as its President and CEO from 1997 to 2012. He also held numerous executive roles with Mobile Mini including Vice-President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

Qualifications: Mr. Bunger brings to the Company’s Board a breadth of operational, managerial and marketing experience from running one of the world’s leading providers of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he uses to guide the Company’s management and Board in evaluating growth opportunities.

Steven W. Moster Age 53 Director since January 2020 Committees: Compensation (Chair)

Mr. Moster is Chairman of the Board’s Compensation Committee and a member of the Board’s Corporate Governance and Nominating Committee. Since 2014, Mr. Moster has served as the CEO and Executive Director of Viad Corp (“Viad”) (NYSE: VVI). He has served in various executive management roles within Global Experience Specialists (a division of Viad), including Executive Vice President– Chief Sales & Marketing Officer from 2008 to February 2010, Executive Vice President– Products and Services from 2006 to 2008 and Vice President– Products & Services Business from 2005 to 2006. Prior to his work at Viad, Mr. Moster was an Engagement Manager for McKinsey & Co., a top-tier management consulting firm, in Atlanta, Georgia and a Research Scientist with Kimberley-Clark Corporation (NYSE: KMB), a Fortune 500 company, also in Atlanta, Georgia.

Qualifications: Mr. Moster brings to our Board successful experience leading a well-established public company, executing growth strategies and improving operating efficiencies.

6 2023 Proxy Statement

PROPOSAL NO. 1: Election of Directors

Continuing Directors

Class I Directors

Terms Expiring in 2025

David A. Greenblatt Age 61 Director since October 2008 Committees: Audit, Corporate Governance and Nominating (Chair), Legal and Compliance Oversight

Mr. Greenblatt is Chairman of the Board’s Corporate Governance and Nominating Committee and a member of the Board’s Audit Committee and Legal and Compliance Oversight Committee. Mr. Greenblatt is the retired Senior Vice President and Deputy General Counsel for Eagle Materials, Inc. (“Eagle Materials”) (NYSE: EXP), a company specializing in construction products and building materials headquartered in Dallas, Texas, where he worked from 2005 to 2012. He currently is a licensed practicing attorney in Texas and is the President of White Sand Investments, LLC, a privately-held real estate investment and management company. From 2000 to 2002, he was Senior Vice President – Mergers & Acquisitions for Eagle Materials. Mr. Greenblatt also held various roles with Centex Corporation (“Centex”) (NYSE: CTX), a Dallas based homebuilder (now a part of PulteGroup, Inc.) (NYSE: PHM), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate in the corporate and securities group at the law firm of Hughes & Luce, LLP (now K&L Gates, LLP) in Dallas, Texas.

Qualifications: In addition to his executive management and legal experience, Mr. Greenblatt brings to the Company’s Board his knowledge of the Company and industry by having served as the Company’s General Counsel while he was employed by Centex.

Richard A. Kerley Age 73 Director since February 2019 Committees: Audit (Chair), Corporate Governance and Nominating, Legal and Compliance Oversight

Mr. Kerley is Chairman of the Board’s Audit Committee, and a member of the Board’s Corporate Governance and Nominating Committee and Legal & Compliance Oversight Committee. Since 2010, Mr. Kerley has been a Director with ModivCare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients in the United States, where he serves as Audit Committee Chairman and Compensation Committee Chairman. From 2014 until May 31, 2019, Mr. Kerley was a Director of The Joint Corp. (Nasdaq: JYNT), a rapidly growing franchisor and operator of chiropractic clinics, where he served as Compensation Committee Chairman and a member of the Audit Committee. From 2008 to 2014, he was Chief Financial Officer and a Director of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain until it was acquired by CEC Entertainment in 2014. From 2005 to 2008, Mr. Kerley was Chief Financial Officer of Fender Musical Instruments Corporation, a privately held manufacturer and wholesaler of musical instruments and equipment. Mr. Kerley spent over 30 years at Deloitte & Touche LLP, a multinational accounting and professional services firm, where he served as an audit partner from 1981 to 2005.

Qualifications: Mr. Kerley brings to our Board valuable insight with his extensive audit, financial and operational expertise.

Cavco Industries, Inc.	www.cavco.com 7

PROPOSAL NO. 1: Election of Directors

Continuing Directors

Class I Directors

Terms Expiring in 2025

Julia W. Sze Age 56 Director since May 2019 Committees: Audit and Compensation

Ms. Sze is a member of the Board’s Audit Committee and a member of the Board’s Compensation Committee. Ms. Sze is a Chartered Financial Analyst charterholder with over 25 years of experience in the investment management field. She has been an Impact Investment Strategy Advisor with Julia W. Sze Consulting, since 2017. From 2004 until 2011, Ms. Sze served as Chief Investment Officer for families and foundations at two major U.S. banks. From 1991 until 2003, she was a fundamental analyst and portfolio manager leading funds in the Asia Pacific equity markets. Since 2018, Ms. Sze has been a lecturer at UC Berkeley’s Haas School of Business and in 2022, she joined the faculty at the University of New Mexico’s Anderson School of Management. At both business schools, she teaches sustainable investment management and impact investing. In 2022, Ms. Sze joined Laird Norton Wealth Management, a Registered Investment Advisor. Also in 2022, Ms. Sze joined the Board of Directors of Turtle Beach Corporation (Nasdaq: HEAR), a leading provider of gaming accessories. Since 2018, Ms. Sze has served as a director of Tern Bicycles, a privately-held, Taiwan-based, urban transport business. Ms. Sze previously served as a member of the Board of Directors and Chair of the Assets and Liabilities Committee of New Resource Bank (OTC: NRBC) from 2016 until it merged with Amalgamated Bank in 2017. From 2006 to 2017, Ms. Sze served on the Investment Committee and Board of Trustees of the Marin Community Foundation that manages over $5 billion in philanthropic capital on behalf of donors.

Qualifications: Ms. Sze brings to our Board significant experience in strategic planning, financial oversight and business development as well as best practices in sustainability and corporate governance.

8 2023 Proxy Statement

PROPOSAL NO. 1: Election of Directors

Board Experience and Expertise

Skills Matrix

Our directors collectively possess the expertise, leadership skills, and diversity of experiences and backgrounds to oversee management’s execution of its growth strategy and protect long-term shareholder value. The skills matrix below summarizes the qualifications of our directors and more detailed information can be found in the director biographies above.

	S. Bunger	S. Blount	B. Boor	D. Greenblatt	R Kerley	S. Moster	J. Sze

Industry Experience MH/FS *	MH	FS	MH	MH			FS

Manufacturing Operations	•		•		•

Mergers & Acquisitions/ Corporate Development	•		•	•	•	•

Financial/Accounting	•		•		•	•	•

Legal/Regulatory		•		•

Strategic Planning	•		•			•

Other Public Company Board Experience	•	•			•	•	•

ESG Experience **	SG	SG	ESG	G	G	G	ESG

*  Manufactured Housing (“MH”), Financial Services (“FS”)

** Environmental (“E”), Social (“S”) and Governance (“G”) (collectively, “ESG”)

Cavco Industries, Inc.	www.cavco.com 9

Director Compensation

Directors who are also officers or employees of the Company do not receive any special or additional remuneration for service on the Board. In fiscal year 2023, we compensated our Directors as follows:

•	All non-employee Directors receive an annual cash retainer of $75,000, except for the Chairman of the Board, who receives $105,000.
•	The annual fees, differentiated by role and committee, are:
-	Audit Committee: Chair $20,000 and Member $10,000
-	Compensation, Corporate Governance and Nominating and Legal and Compliance Oversight committees: Chair $15,000 and Member $7,500
•

Except for the Chairman, who receives an annual equity award of $160,000 in restricted stock units (“RSUs”), all non-employee Directors are granted $110,000 in value of RSUs that vest 100% upon the anniversary of the grant date (or next annual meeting of shareholders, if earlier). The number of shares to be granted is calculated using the closing price of the Company’s stock on the date of grant and rounded up to the nearest 50 shares.

•	New non-employee Directors receive a pro-rated amount of cash retainer and RSUs to reflect the period from appointment to the next annual meeting of shareholders.
•	All Board members are reimbursed for reasonable travel expenses to attend Board and Committee meetings.

The following table provides information regarding compensation paid to each non-employee Director during the fiscal year ended April 1, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Susan L. Blount	102,500	112,631	215,131
Steven G. Bunger	101,250 (2)	162,689	263,939
David A. Greenblatt	105,000	112,631	217,631
Richard A. Kerley	107,500	112,631	220,131
Steven W. Moster	91,250	112,631	203,881
Julia W. Sze	90,000	112,631	202,631

(1)	Amounts in this column represent the fair value of the RSUs granted based on the closing price of the Company’s stock on the grant date.

The aggregate number of unvested RSUs held by the directors as of April 1, 2023, was as follows: Ms. Blount – 450 RSUs; Mr. Bunger – 650 RSUs; Mr. Greenblatt – 450 RSUs; Mr. Kerley – 450 RSUs; Mr. Moster – 450 RSUs; and Ms. Sze – 450 RSUs.

The aggregate number of unexercised options held by the directors as of April 1, 2023, was as follows: Ms. Blount – options to purchase 10,000 shares; Mr. Bunger – options to purchase 8,000 shares; Mr. Greenblatt – options to purchase 4,000 shares; and Mr. Kerley – options to purchase 10,000 shares.

(2)	Represents a pro-rated amount due to a retainer increase in August 2022.

10 2023 Proxy Statement

Director Compensation

Board and Committee Meetings

Meeting Participation

The Board held five meetings during fiscal year 2023. Each Director attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of Board committees of which the Director was a member (during the periods for which he or she served on the Board and such committees). The non-employee Directors met regularly in executive sessions during fiscal year 2023.

Committee Composition

The Board has the following four standing committees: (1) Audit; (2) Compensation; (3) Corporate Governance and Nominating; and (4) Legal and Compliance Oversight. Each committee operates under a written charter adopted by the Board and reviewed by the Board at least annually. Each committee charter is posted on our website at https://investor.cavco.com/general-documents. Messrs. Boor and Bunger are not members of any committee of the Board. Additional information regarding each of the current committees and their composition as of the mailing date of this Proxy Statement appear in the table below:

DIRECTOR NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	LEGAL AND COMPLIANCE OVERSIGHT COMMITTEE

Susan L. Blount				CHAIR
David A. Greenblatt			CHAIR
Richard A. Kerley*	CHAIR
Steven W. Moster		CHAIR
Julia W. Sze

* Audit Committee Financial Expert

Audit Committee

MEMBERS	KEY RESPONSIBILITIES

Richard A. Kerley*, Chair David A. Greenblatt Julia W. Sze *Audit Committee Financial Expert	•	Oversees the integrity of the Company’s financial statements;
	•	Approves all fees related to audit and non-audit related services provided by the independent registered public accounting firm;
	•	Has the sole authority to appoint, retain, terminate and determine the compensation of the Company’s independent registered public accounting firm;
	•	Oversees the Company’s systems of internal accounting and financial controls;
•

Meets with the Company’s independent registered public accounting firm outside the presence of management to discuss financial reporting, including internal accounting controls and policies and procedures;

THE COMMITTEE HELD FOUR MEETINGS DURING FISCAL YEAR 2023.	•	Reviews annual internal audit plan, including a fraud risk assessment;
	•	Reviews certain financial disclosures;
	•	Reviews and implements the Code of Conduct;
	•	Oversees the Company’s “whistle blower” procedures;
	•	Reviews and approves all related-party transactions; and
•

Focuses on qualitative aspects of financial reporting to the shareholders of the Company as well as the Company’s processes to manage business, financial and compliance with significant applicable legal, ethical and regulatory requirements.

Cavco Industries, Inc.	www.cavco.com 11

Director Compensation

The Board has determined that Mr. Kerley, the Chair of the Audit Committee, qualifies as an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under the Nasdaq rules. The attributes of Mr. Kerley that qualify him as an audit committee financial expert are set forth in his biography and qualifications under the heading “Continuing Directors, Class I Directors, Terms Expiring in 2025.” In addition, each member of the Audit Committee is “independent” under the additional independence requirements of Rule 10A-3 of the Exchange Act, and the Nasdaq rules applicable to audit committees. No Audit Committee member serves on the audit committee of more than two other public companies.

Prior to each quarterly earnings release, the Audit Committee met with management and the Company’s internal auditors to review the financial results.

Compensation Committee

MEMBERS		KEY RESPONSIBILITIES

Steven W. Moster, Chair Susan L. Blount Julia W. Sze	•	Oversight of the Company's overall compensation structure, policies and programs;
	•	Reviews and approves individual and overall company goals and objectives related to executive compensation as well as evaluates executive performance in light of those goals;
	•	Administers the Company’s equity incentive plans, approving any proposed amendments or modifications;
THE COMMITTEE HELD FIVE MEETINGS DURING FISCAL YEAR 2023.	•	Reviews and approves compensation arrangements with executive officers of the Company;
	•	Oversees the Company’s stock ownership guidelines;
	•	Provides Compensation Committee reports for inclusion in appropriate regulatory filings; and
	•	May engage a compensation consultant of its choice and terminate the engagement at any time while determining the breadth and scope of the external compensation consultant’s services.

Each member of the Compensation Committee is “independent” under the additional independence requirements of Exchange Act Rule 10C-1 and the Nasdaq rules applicable to compensation committees. Additionally, each member meets the non-employee director requirements of Rule 16b-3 under the Exchange Act.

Corporate Governance and Nominating Committee

MEMBERS		KEY RESPONSIBILITIES

David A. Greenblatt, Chair Susan L. Blount Richard A. Kerley Steven W. Moster	•	Identifies:
(1) Director candidates for its recommendation to the Board for election for the Company’s next annual meeting or to fill vacancies; and
(2) Candidates that it recommends to the Board for appointment as the Chairman of the Board.
	•	Develops and recommends the Company’s Corporate Governance Guidelines
	•	Oversees the effectiveness of the Company’s governance practices;
THE COMMITTEE HELD SIX MEETINGS DURING FISCAL YEAR 2023.	•	Responds to shareholder requests and inquiries;
	•	Reviews and recommends Director training initiatives and reviews Director onboarding process;
	•	Oversees the annual evaluation of the Board and its committees;
	•	Makes recommendations to the Board related to the compensation of non-employee directors and monitors the talent management and succession planning program for executive management; and

	•	Considers nominations for the Board from shareholders, as described under “Director Nominating Process.”

Each member of the Corporate Governance and Nominating Committee is “independent” under the independence requirements of the Nasdaq rules applicable to nominating committees.

12 2023 Proxy Statement

Director Compensation

Legal and Compliance Oversight Committee

MEMBERS		KEY RESPONSIBILITIES

Susan L. Blount, Chair David A. Greenblatt Richard A. Kerley	•	Assists the Board with the oversight of:
(1) regulatory, compliance, policy and legal matters as well as related risks, both current and emerging, at the local, state and federal levels that might impact the Company’s business; and
(2)

ensuring that the Company identifies, prioritizes and effectively mitigates key risks including, but not limited to, legal and regulatory requirements related to corporate governance, data security, labor and employment and operational effectiveness; and

THE COMMITTEE HELD FOUR MEETINGS DURING FISCAL YEAR 2023.
	•	Directs the Company’s implementation of legal and compliance related policies and procedures.

The Legal and Compliance Oversight Committee is comprised entirely of non-management Directors.

Annual Meeting Attendance

All Board members are expected to attend the Company’s annual meeting of shareholders, unless an emergency or unavoidable conflict prevents them from doing so. All Directors attended the Company’s 2022 annual meeting of shareholders held on August 2, 2022.

Director Nominating Process

Selection of Independent Directors

The Corporate Governance and Nominating Committee of the Board is responsible for overseeing the process of nominating individuals to stand for election as Directors.

At this year’s Annual Meeting, Susan L. Blount and William C. Boor are standing for election. Ms. Blount has been a member of the Board since 2019. Mr. Boor was appointed to the Board in 2008.

Director Qualifications

In evaluating the suitability of individual nominees, nominees for Director are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he/she will be able to serve on the Board for a sustained period.

Diversity

In connection with the selection of nominees for Director, the Corporate Governance and Nominating Committee gives due consideration to diversity in perspectives, backgrounds, business experiences and professional expertise among the Board members and Director nominees.

Proposals by Shareholders

The Company’s Bylaws specify the manner shareholders may make nominations for the election of Directors. Under the Bylaws, in order to bring a proposal before a meeting of shareholders, including the nomination of Directors, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentation.

To be timely for an annual meeting, a shareholder must deliver notice not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of such annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

Cavco Industries, Inc.	www.cavco.com 13

Director Compensation

Board Composition and Diversity

The following charts provide information on the current composition of our Board. Ethnic diversity refers to an underrepresented minority which the Company defines as an individual who self-identifies in one or more of the following groups: African American or Black, Alaskan Native or Native American, Asian, Hispanic or Latinx, Native Hawaiian or Pacific Islander, or two or more races or ethnicities. Currently, one member of Cavco’s Board identifies as ethnically diverse.

Board Diversity Matrix (As of June 2, 2023)
Total Number of Directors		7
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

The Company’s Board Diversity Matrix for 2022 is disclosed in its 2022 proxy statement filed with the SEC on June 22, 2022.

14 2023 Proxy Statement

Director Compensation

Other Board Matters

Director Independence

The Board has determined that all the members of the Board, other than William C. Boor who is the President and CEO of Cavco, are “independent” in accordance with: (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC; and (2) applicable Nasdaq rules.

Board Leadership Structure

The Board has adopted a policy separating the position of the Chairman of the Board from the position of President and CEO in order to enhance the independence of the Board.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risks associated with the Company’s business operations and strategies. Management is responsible for the assessment and management of the Company’s risks which include the creation of appropriate risk management policies and procedures. Further, management informs the Board of the Company’s most significant risks and the proposed strategies for managing those risks.

The Board oversees the Company’s business plans. The Board also provides oversight of risk through its standing committees:

•

The Audit Committee reports to the Board regarding the adequacy of the Company’s risk management processes related to financial exposures and the steps management has taken to monitor and control such financial risks. To assist the Audit Committee in overseeing risk management, the Company’s Director of Internal Audit meets regularly with the Audit Committee, including meeting with it in executive session on a quarterly basis. The Company’s Internal Audit team provides the Audit Committee with an assessment of the Company’s financial risks, internal controls and a summary of all completed internal audits.

•

The Legal and Compliance Oversight Committee reports to the Board regarding the development and implementation of legal and compliance related programs. The General Counsel & Chief Compliance Officer directly interacts with the Legal and Compliance Oversight Committee and updates it quarterly about legal and compliance programs and processes and regulatory matters impacting the Company.

•

The Compensation Committee oversees risks associated with the compensation and incentives provided to our executive officers. The Compensation Committee negotiates and approves employment agreements, severance agreements, and compensation arrangements of our executive officers. The Compensation Committee approves all grants of equity awards to employees.

•

The Corporate Governance and Nominating Committee advises the Board and management regarding, and oversees, the Company’s governance, including the Board’s selection of directors; develops and recommends to the Board corporate governance guidelines for the Company; and oversees the evaluation of the Board.

•

The Board expects management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day operations. The Board oversees management’s assessment and management of likely areas of material risk.

Cavco Industries, Inc.	www.cavco.com 15

Director Compensation

Stock Ownership and Retention

To further align the interests of Cavco’s leadership with those of the shareholders as well as promote the Company’s commitment to sound corporate governance, the Company has adopted stock ownership guidelines for key executives and all non-employee Directors.

Director Stock Ownership Guidelines:

On or before the fifth full fiscal year after the year of appointment or election, Directors should own and retain shares of the Company’s common stock equal to at least five times (5x) the annual cash retainer.

Officer Stock Ownership Guidelines:

Officers should own and retain shares of the Company’s common stock as follows:

Executive Level	Multiplier	Time Frame

President & CEO	5x annual base salary	Within five years of appointment
Chief Financial Officer	3x annual base salary	Within five years of appointment
Executive Vice Presidents	2x annual base salary	No time requirement
Senior Vice Presidents	1x annual base salary	No time requirement
Chief Accounting Officer, Chief Information Officer - President Manufacturing, President - Retail	1x annual base salary	No time requirement

Compensation Committee Interlocks and Insider Participation

Mr. Moster and Mses. Blount and Sze served as members of the Compensation Committee in fiscal year 2023. None of these individuals have ever been an employee of the Company. During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of any other entity for which a member of our Board or Compensation Committee served as an executive officer.

Anti-Hedging, Anti-Pledging, No Short-Selling and No Buying or Selling of Derivatives

The Board has approved a Securities Trading Policy (“STP”) that prohibits hedging, pledging, short selling and buying or selling derivatives related to the Company’s securities. The STP does not have a hardship exemption for Directors or executive officers as it pertains to these prohibitions. The STP is posted on our website at https://investor.cavco.com/general-documents.

16 2023 Proxy Statement

Director Compensation

Majority Vote Policy for Director Elections

The Board has adopted a policy which provides that, if a Director up for election does not receive a majority of the votes cast, such Director shall submit an irrevocable resignation to the Corporate Governance and Nominating Committee or such other committee designated by the Board. Such committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board will act on the resignation, taking into account the committee’s recommendation, and the Company will publicly disclose the Board’s determination by filing the appropriate disclosure with the SEC detailing the Board’s determination and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee or another designated committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts a Director's resignation, or if a Director nominee is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy pursuant to the Company’s Restated Certificate of Incorporation and the Bylaws. This policy applies only to uncontested elections of Directors.

Cavco Industries, Inc.	www.cavco.com 17

Environmental, Social and Governance

Commitment to Sustainability

Cavco is a leading designer and builder of systems-built structures including manufactured homes, modular homes, commercial buildings, park model RVs and vacation cabins. Founded in 1965, our operations include 29 homebuilding production lines located throughout the United States and two production lines in Mexico, which build some of the most widely recognizable brand names within the factory-built housing industry.

The Company is committed to providing quality, energy efficient housing at affordable prices in an environmentally conscious manner, as well as adhering to relevant federal and local regulations regarding employee health and safety. The following are the most critical environmental, social and governance (“ESG”) topics identified by the Board and senior management and how the Company’s leadership prioritizes these areas of focus in our operations:

Water and Energy Efficiency	Reducing Waste	Product Safety and Quality

Although minimal water is used in our homebuilding process, we capture, store and reuse rainwater for landscaping needs. Additionally, we seek out and invest in projects that reduce energy use and provide renewable energy for our facilities.

Our manufacturing process of building homes in centralized, environmentally protected building centers allows us to minimize adverse impacts on the environment, resulting in reduced levels of waste.

Cavco’s homes are built to relevant construction and safety codes and a majority are built in conformance with the Federal Manufactured Home Construction and Safety Standards requiring substantive testing on the electricity, water and gas pressure and other safety issues.

Board and Senior Management Oversight

Cavco’s leadership believes a robust approach to ESG will strengthen manufacturing excellence, enhance our employee and customer experience, serve the communities where we do business and increase long-term shareholder value. The Board and its committees support management’s integration of ESG principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. Our Board provides oversight on ESG efforts and Cavco’s executive leadership guides and develops these corporate responsibility programs and provides regular updates to the Board on progress.

In 2021, we completed our first assessment of ESG priorities—examining a range of key stakeholders, including investors, customers, employees, rating organizations and by studying industry peers. We also drew upon the subject matter expertise of colleagues throughout our organization to collect and organize content. In 2022, we continued to make notable progress on ESG matters, including the following:

•	Purposefully integrated sustainability initiatives further into our operations.
•

Created a cross-functional working group of senior executives to design and lead the Company’s ESG initiatives and monitor overall effectiveness. This ESG working group includes members from the manufactured housing and retail business units as well as administrative support groups such as Legal and Risk Management. This ESG group meets on a monthly basis.

•	Adopted an Environmental Stewardship Policy, a Product Safety and Quality Policy and a Diversity, Equity and Inclusion Policy, outlining the Company’s vision and priorities in ESG.
•	Identified all sources of carbon emissions at production facilities in order to create a baseline for future measurement and calculation of Cavco’s greenhouse gas (“GHG”) emissions.
•	Launched a dedicated “Environmental, Social and Governance” website and a FAQ page to communicate the Company’s vision and priorities to investors, customers and vendors.

Against this backdrop, we have engaged with our internal and external stakeholders on our ESG topics to help further inform our future direction. The three areas of focus that we are committed to making a positive impact on our world are: (1) Environmental Responsibility, (2) Social Impact and (3) Culture of Governance.

18 2023 Proxy Statement

Environmental, Social and Corporate Governance

Environmental Responsibility

Cavco is committed to being a responsible steward of the environment by considering the environment while conducting business and complying with environmental laws and regulations. Our business is inherently more environmentally responsible than site-built construction, and we intend to keep innovating to increase the energy efficiency of our homes and reduce waste from our manufacturing processes. Cavco is committed to building quality, energy efficient homes for the modern-day home buyer. Cavco invests in a variety of sustainable manufacturing processes to support its green building goals.

Oversight on environmental issues is shared by Cavco’s senior management and the Board. Senior management leads the strategic direction of the Company and monitors all progress and performance, including the Company’s environmental initiatives.

Our focus on improving the environmental performance of our homes involves both design enhancements and choice of renewable materials. Our homes include environmentally-friendly features such as high indoor air quality, specially designed ventilation systems and energy-efficient envelopes.

Additional highlights of our efforts and accomplishments include:

•	Utilizing high-efficiency electric equipment including LED and motion detector lighting, and high-efficiency HVAC units.
•	Ongoing elimination of single-use plastics and the implementation of refill stations to eliminate single-use water bottles.
•	Encouraging environmentally friendly workplace practices by supporting recycling and separation of waste.
•	Engaging with qualified third-party energy professionals to conduct regular inspections of our production facilities to provide utility and financial savings information.

One example of the Company’s commitment to the environmental sustainability of our production processes is the installation of the modern and efficient solar panels on our new Glendale, Arizona factory. This state of-the-art solar energy system will supply approximately 57.9% of the total electrical usage of this facility and reduce its carbon footprint by an estimated 642 metric tons annually. We are currently evaluating other renewable energy opportunities for our other production facilities.

We expect vendors and suppliers to engage in practices that reduce waste and require that all materials received from suppliers to comply with HUD code standards. We believe that our focus on environmental responsibility, with the objective of reducing costs and improving sustainability of our operations will provide a strategic benefit to the Company. Furthermore, we recognize that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental consciousness.

Cavco Industries, Inc.	www.cavco.com 19

Environmental, Social and Corporate Governance

Social Impact

The Company’s success is built on the belief that it is our team members who make us great. The Company has an ongoing focus to continually improve its culture and talent management practices through the implementation of Human Capital Management (“HCM”) reporting and practices. The Company is committed to pay equity and regularly reviews its compensation model to provide fair and inclusive pay practices throughout the business.

A diverse and inclusive workplace begins with our core values. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. We are committed to providing equal employment opportunities and training for all qualified applicants and employees without regard to sex, race, color, religion, national origin, age, disability, sexual orientation, gender identity, veteran status or any other protected class. As of April 2, 2023, the Company employed approximately 7,000 employees. Women represented 23% and self-identified ethnic and racial minorities represented 53% of the Company’s workforce.

The Company recently initiated two new leadership training programs, called “Navigate” and “Ignition”, for employees in supervisory roles to enhance communication and other critical management skills to improve the oversight and motivation of the workforce. The “Navigate” program is designed for supervisors and team leads in our manufacturing operations and the Ignition program is geared toward members of the manufacturing and corporate leadership group. To date, 118 employees have completed the “Navigate” program and 131 employees have completed Ignition training.

The health and wellness of the Company’s employees is a top priority and in recognition of this the Company aims to provide a robust health and wellness package. The Company regularly updates its benefits plans to remain competitive and meet the needs of our diverse workforce. Components of these benefit programs include medical, dental, and vision plans; tax-advantaged flexible spending, dependent care, and health savings accounts; group life insurance; and a 401(k) program with employer match.

Employee safety continues to be a focus and we’ve expanded our approach to improving it. In 2022, our Safety and Risk Management Department engaged a third-party consulting firm to perform Safety Appraisals of our production facilities experiencing Total Recordable Incident Rates (“TRIR”) higher than the national average of our peers. Using this study and other data we began a company-wide safety initiative branded “Safety Now”. This program functions to emphasize safety awareness and provide training and incentives to create a “safety first” culture. As part of our increased safety training plan, we encourage plant Safety Coordinators to complete an OSHA 10-hour training course and in September 2022, we hosted an OSHA 30-hour training program for 13 of our key team members.

20 2023 Proxy Statement

Environmental, Social and Corporate Governance

Our safety efforts are achieving measurable results:

•  Since Fiscal Year 2021 our TRIR has improved by 23%;

• 80% of our production facilities are better than the industry average TRIR; and

•  We reduced our workers’ compensation experience modifier by   25% over the last four years to a level below the industry average.

The Company is also focused on making a positive impact in communities through charity and fundraising, educational sponsorship and local community development. The Company strengthens communities by supporting volunteerism and participation in philanthropic initiatives. Our charitable efforts include:

•	Homes for Our Own – a program created to provide education and financial assistance to employees who wish to become homeowners;
•	Donations of building materials and volunteer labor to charitable causes;
•	Monetary donations to many local charities in the communities we serve; and
•	Financial support for volunteering activities of our business and operational teams.

Culture of Governance

Cavco’s Board and senior management team believe that governance is foundational to long-term success. The Company emphasizes a culture of accountability and is committed to conducting business in a manner that is fair, ethical and responsible. The Company also maintains corporate-administered compliance and risk management programs to promote adherence with applicable laws and regulations governing the Company’s business practices.

We have greatly enhanced our culture of governance in recent years. We’ve added new directors with new skillsets to our Board, with four of our seven directors having joined since 2019. We have implemented new board practices and procedures to improve communications and controls. We separated the role of CEO and Chairman of the Board in order to enhance the independence of the Board. We have increased the diversity of our Board by adding two women and a person from an underrepresented group. Six of our seven directors are independent. The Board is governed by a formal Code of Conduct, which along with other policies, is reviewed periodically by our Board.

The Company is subject to rigorous controls, quarterly financial reviews and annual audits. The Board oversees our audit, compliance and enterprise risk management practices. Our compliance and risk management teams engage with subject-matter experts to identify, monitor and mitigate material risks. The Company maintains an information security program to protect its information assets, as well as customer and consumer data. Lastly, the company monitors and regularly reviews vendor encryption to confirm that proper information security safeguards are maintained.

Our IT team works 24/7 and uses a combination of industry-leading tools and in-house innovative technologies to help protect our stakeholders’ data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep customer information secure. We also offer ongoing education for team members to recognize and report suspicious activity. The primary goal of our data security program is to maintain defenses with industry best practices. The Company’s ESG strategy is more fully set forth in its updated Corporate Responsibility Report, which can be found at https://investor.cavco.com/general-documents/.

Cavco Industries, Inc.	www.cavco.com 21

Management

EXECUTIVE OFFICERS

Our executive officers serve at the Board’s pleasure and are subject to annual appointment by the Board. Our current executive officers are as follows:

William C. Boor Age 57 President and Chief Executive Officer

Mr. Boor is the President and CEO of Cavco, commencing April 2019, and has been a member of Cavco’s Board since July 2008. Mr. Boor was previously CEO of Great Lakes Brewing Company, a large craft brewing company based in Cleveland, Ohio, a position he had held since September 2015. From December 2014 to September 2015, Mr. Boor was principal of MIB Holding, a mining development company. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs, including Executive Vice President for Corporate Development, Chief Strategy & Risk Officer and President of Ferroalloys. Prior to his employment with Cliffs, Mr. Boor held key leadership roles at American Gypsum Company, Centex, Weyerhaeuser Co. (NYSE: WY) and Procter & Gamble Co. (NYSE: PG).

Allison K. Aden Age 62 Executive Vice President and Chief Financial Officer and Treasurer

Ms. Aden is the Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer of Cavco since August 2021. Previously she served as Executive Vice President, CFO of Diversified Technologies, an industry-leading technology solutions provider delivering innovative digital media, collaborative, broadcasting, electronic security and integrated IT solutions from July 2018 to August 2021. Prior to joining Diversified Technologies, Ms. Aden served from November 2015 to May 2018 as Executive Vice President, CFO of Schweitzer-Mauduit International, Inc. (NYSE: SWM), a leading global provider of highly engineered solutions and advanced materials for a variety of industries. Ms. Aden has also held key financial management positions with Americold Realty Trust (NYSE: COLD), Brambles Limited (ASX: BXB), LNR Property Corporation, and PRG-Schultz International (Nasdaq: PRGX). Ms. Aden is a Certified Public Accountant.

22 2023 Proxy Statement

Management

Paul W. Bigbee Age 55 Chief Accounting Officer

Mr. Bigbee has served as Cavco’s Chief Accounting Officer (“CAO”) since June 2020. Prior to joining the Company, he was Vice President, Financial Audit, for Caesars Entertainment, Inc. (Nasdaq: CZR), Las Vegas, Nevada, from 2018 to 2019. From 2006 to 2018, he held various positions of increasing responsibility at Starwood Hotels & Resorts, Scottsdale, Arizona, including Controller, Global Sales & Marketing, from 2017 to 2018; Global Internal Audit Leader and Corporate Audit/Timeshare, from 2014 to 2017; and Senior Director, Financial Reporting and Development Support, from 2006 to 2014.

Mickey R. Dragash Age 53 Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Mr. Dragash has served as our Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer since February 2019. Prior to joining the Company he was Executive Vice-President, General Counsel and Corporate Secretary of Swift Transportation Company, (n/k/a Knight-Swift Transportation Holdings Inc. (NYSE: KNX)) from June 2015 to September 2017; Executive Vice-President, General Counsel and Chief Compliance Officer for Gordon Trucking, Inc. (n/k/a Heartland Express, Inc. (Nasdaq: HTLD)) from 2013 to 2015; Associate General Counsel for DHL Supply Chain Solutions (n/k/a Deutsche Post AG (OTCMKTS: DPSGY)) from 2010 to 2013; and Assistant General Counsel at Walmart Stores, Inc. (NYSE: WMT) from 2004 to 2010. From 2000 to 2004, Mr. Dragash worked in private legal practice for Ohio-based, full-service law firm Roetzel & Andress, LPA.

Cavco Industries, Inc.	www.cavco.com 23

Management

Steven K. Like Age 66 Senior Vice President

Mr. Like has served as Senior Vice President since April 2015 and as Vice President from February 2009 to April 2015; he is a director of Standard Casualty Company, Cavco’s insurance subsidiary, and affiliated agencies and an officer of certain of Cavco's subsidiaries. Prior to joining the Company he was Executive Vice President and General Counsel at Patriot Homes from 1995 to February 2009. From 1981 to 1995, Mr. Like worked in private legal practice as a partner at Warrick & Boyn, LLP.

Brian R. Cira Age 62 President, Manufacturing

Mr. Cira has served as President, Manufacturing, since July 2021. He previously served as Regional Vice President from 2019 to July 2021. Mr. Cira served as President of Fairmont Homes, a subsidiary of the Company, from 2015 to 2019. Prior to that, he spent over 30 years with Fairmont Homes in various positions of increasing responsibility including General Manager and President until the Company acquired Fairmont Homes in 2015.

Matthew A. Niño Age 55 President, Retail

Mr. Niño has served as President, Retail since March 2020. He served as Executive Vice President of Palm Harbor Villages, Inc. (“PHV”), the Company’s main retail division, from 2010 to March 2020, and in a similar role with Palm Harbor Homes, Inc. (“PHH”), from January 2003 until joining PHV at the time the Company acquired the assets of PHH in April 2011. Mr. Niño joined PHH in 1997 as a Retail Sales Consultant and held various positions of increasing responsibility throughout his tenure with PHH. Prior to joining PHH, Mr. Niño spent seven years with the Pacesetter Corp. as a Sales Manager. Mr. Niño has over thirty years of retail experience.

24 2023 Proxy Statement

Management

Gavin M. Ryan Age 63 President, Standard Casualty Company

Mr. Ryan has served as President of Standard Casualty Company since 2013, and Chairman of its Board of Directors from 1996 to 2013. He served as Executive Vice President of PHH, from 1996 until the Company purchased PHH’s assets in April 2011. He served as President of CountryPlace Mortgage from 1996 to 2002 and as a director of Modern USA Insurance Company, a privately held Florida-based property-casualty insurance company, from 2007 until its merger with American Traditions Insurance Company (“ATI”) in 2018, at which time he became a director of ATI.

Lyle D. Zeller Age 67 President, CountryPlace Acceptance, Corp.

Mr. Zeller has served as President of CountryPlace Acceptance Corp., Cavco’s finance subsidiary, since 2011 and Executive Vice President from 2002 to 2011. He was Principal of University Financial Associates from 1999 to 2001; Senior Vice President of Green Tree Financial Corp. (“Green Tree”) from 1993 to 1998, and Vice President of Green Tree from 1992 to 1993. Mr. Zeller held the positions of Senior Manager and Manager with KPMG, LLP from 1983 to 1992.

Cavco Industries, Inc.	www.cavco.com 25

Executive Compensation

Compensation Discussion and Analysis

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to summarize the Company’s philosophy and objectives regarding the compensation of our named executive officers (“NEOs”), including each material element that the Company pays or awards to, or that is earned by, our NEOs. Cavco encourages you to read this CD&A in conjunction with the compensation tables. The following individuals were deemed NEOs for fiscal year 2023.

NEOs	Position
William C. Boor	President and CEO
Allison K. Aden	Executive Vice President, CFO & Treasurer
Matthew A. Niño	President, Retail
Brian R. Cira	President, Manufacturing
Mickey R. Dragash	Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

This CD&A addresses and explains the numerical and related information contained in the Summary Compensation Table and includes actions regarding executive compensation that occurred during fiscal year 2023, including the award of incentive compensation related to fiscal year 2023 performance.

Overview of the Company’s Compensation Program

The Company’s fiscal year 2023 compensation programs consisted of cash compensation comprised of a base salary and either a cash bonus and/or cash incentive compensation. In addition, the 2023 program included awards of time-based RSUs of the Company’s common stock and performance-based restricted stock units (“PRSUs”), pursuant to the Company’s 2005 Stock Incentive Plan.

Component	Description
Base Salaries	Utilized an independent compensation consultant to benchmark salaries

Short-Term Annual Cash Bonus Compensation	A target-based short term incentive program (“STIP”) For several positions, a portion of the STIP potential is assigned to individual performance targets Bonus payouts capped at 200% of target

Long-Term Equity Compensation

Issued time-based RSUs and PRSUs

Time vested equity grants defined as a targeted dollar value on date of grant

PRSUs to be earned based upon achievement of 3-year targets; settlements are capped at 200% of target award

26 2023 Proxy Statement

Executive Compensation

Compensation Philosophy

We believe that our executive compensation programs should align with the interests of our shareholders and be tied to performance. We view our compensation practices as a means for motivating and rewarding employees in relation to their accomplishments. Our approach is to provide incentive driven market-based compensation programs with the objective of hiring and retaining the talent best suited to deliver sustained high performance to the Company and its shareholders and the customers we serve.

Objectives of the Company’s Fiscal Year 2023 Compensation Program

The Company’s executive compensation program was structured to achieve the following objectives:

•	attract, retain and motivate highly qualified and talented executives, enabling the Company to deliver superior results and growth;
•

create an incentive to increase shareholder returns by establishing a direct and substantial link between individual compensation and certain financial measures of the Company that we believe have a direct effect on shareholder value; and

•

create substantial and competitive long-term compensation opportunities for individual executive officers based not only on long-term, corporate performance but also on sustained, long-term individual performance.

Role of the Compensation Committee

The Compensation Committee reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers as well as oversees matters relating to our employee compensation and benefit programs. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. Pursuant to its authority under its written charter, to the extent permitted by Nasdaq Standards and applicable legal requirements, the Compensation Committee may form subcommittees and delegate specified duties and responsibilities to those subcommittees. The Compensation Committee Charter is posted on our website at https://investor.cavco.com/general-documents.

Role of Management in Establishing and Awarding Compensation

The CEO may assist the Compensation Committee by making recommendations concerning the Company’s performance objectives upon which short-term and long-term incentive compensation is based. Additionally, the CEO annually reviews the performance of the other executive officers and presents his conclusions and recommendations as to salary adjustments and annual equity awards to the Compensation Committee for its consideration. The Compensation Committee does not receive any recommendations from the CEO regarding his own compensation.

Role of the Independent Compensation Consultant

Pursuant to the authority granted to it in its charter, the Compensation Committee engaged Pearl Meyer Partners, LLC (“Pearl Meyer”) as an independent compensation consultant to provide advice related to the Company’s executive compensation programs.

None of the Company’s management participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reported directly to the Compensation Committee. The Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair. However, the Compensation Committee ultimately has sole responsibility to make suggestions and recommendations to the Board related to potential compensation for the Company’s executive officers.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a review of its relationship with Pearl Meyer in November 2022 and

Cavco Industries, Inc.	www.cavco.com 27

Executive Compensation

determined that Pearl Meyer’s work for the Compensation Committee had not raised any conflicts of interest consistent with the guidance provided by the SEC and Nasdaq.

In making this determination, the Compensation Committee noted that during fiscal year 2023:

•

Pearl Meyer did not provide any services to the Company, or its management, other than services to the Compensation Committee. Pearl Meyer’s services were limited to executive and director compensation consulting. Specifically, Pearl Meyer does not provide to the Company, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•	Fees paid to Pearl Meyer by the Company were less than 1% of Pearl Meyer’s total revenue;
•	Pearl Meyer maintains a Conflicts Policy containing specific policies and procedures designed to ensure independence;
•	None of the Pearl Meyer consultants on the Company’s matters had any business or personal relationship with the members of the Compensation Committee;
•	None of the Pearl Meyer consultants on the Company matters, or Pearl Meyer, had any business or personal relationship with executive officers of the Company; and
•	None of the Pearl Meyer consultants on the Company matters own Company stock.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Clawback Policy

The Board has adopted a policy providing for the recoupment from certain executives of incentive compensation in the event of an accounting restatement or the occurrence of other clawback events described in the policy. The policy is designed to deter and prevent detrimental conduct and to protect our investors from financial misconduct. The Clawback Policy is posted on our website at https://investor.cavco.com/general-documents.

Shareholder Approval of our Compensation Decisions

At the 2022 Annual Meeting of Shareholders, the Company’s shareholders approved the advisory (non-binding) vote on executive compensation with 94% of the votes entitled to vote and represented by person or by proxy cast in favor of the proposal regarding the Company’s executive compensation program. We believe this vote indicates support by our shareholders of our executive compensation programs and amounts.

28 2023 Proxy Statement

Executive Compensation

Benchmarking Methodology

Market pay levels are one of many elements used by the Company to maintain competitive pay opportunities for our executive officers. For the design of the Company’s fiscal year 2023 executive and non-employee director compensation programs, Pearl Meyer recommended, and the Compensation Committee approved a peer group of 23 national companies in the building products and homebuilding industry. The peer group companies that were used for executive compensation benchmarking and performance benchmarking in fiscal year 2023 are set forth below. We believe that this peer group provides an appropriate benchmark comparison for Cavco.

American Woodmark Corporation

Apogee Enterprises, Inc.

Armstrong World Industries, Inc.

Beazer Homes USA, Inc.

Century Communities, Inc.

Dream Finders Homes, Inc.

Ethan Allen Interiors, Inc.

Green Brick Partners, Inc.

Gibraltar Industries, Inc.

Hooker Furnishings Corporation

Installed Building Products, Inc.

Landsea Homes Corporation

La-Z-Boy Incorporated

Lifetime Brands, Inc.

LGI Homes, Inc.

PGT Innovations, Inc.

Quanex Building Products Corp.

Simpson Manufacturing Co. Inc.

Skyline Champion Corp.

TopBuild Corp.

Trex Company, Inc.

TRI Pointe Group Inc.

WillScot Mobile Mini Holdings Corp.

This peer group data provided by Main Data Group (“MDG”), an affiliate of Pearl Meyer, and proprietary survey data provided by Pearl Meyer were used to identify compensation design changes to the Company’s fiscal year 2023 program. The data MDG provided included compensation benchmarking and corporate governance analytics. All data and analytics were regularly updated and information was gathered using the peer group’s public SEC filings. Analysis was conducted by employment position title.

MDG’s incentive statistics project a “target” payout. From this statistical data, a ratio is calculated which compares the compensation of Cavco’s executives to the compensation companies in the peer group pay their executives. The ratio reflects the comparison of Cavco’s executive compensation versus the median executive compensation for the peer group. The ratio comparison includes base compensation, STIP, long-term incentives and total direct compensation.

Cavco Industries, Inc.	www.cavco.com 29

Components of Executive Compensation

Base Salary

The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data. For fiscal years 2022 and 2023, the annual base salaries for each of our NEOs were as follows:

Name	2022 Annual Base Salary	2023 Annual Base Salary	Percentage Increase

William C. Boor	$850,000	$950,000	12%
Allison K. Aden	$450,000	$450,000	0%
Brian R. Cira	$200,000	$250,000	25%
Matthew A. Niño	$200,000	$200,000	0%
Mickey R. Dragash	$325,000	$325,000	0%

At the Board’s discretion, Mr. Boor’s base salary increase was attributable to his strategic leadership in multiple acquisitions and increasing total shareholder return. Mr. Cira’s base salary increase was due to the increased scope of his responsibilities overseeing the Manufactured Housing business.

Annual Short-Term Incentive Cash Compensation

In fiscal 2023, Mr. Boor, Ms. Aden and Messrs. Cira, Niño and Dragash, each participated in a corporate STIP which consists of an annual cash incentive bonus based upon Company and individual objective-based performance.

1. Company Performance: Mr. Boor, Ms. Aden and Messrs. Cira, Niño and Dragash were each granted an opportunity to earn a company performance-based cash bonus under the Company’s STIP program. For fiscal year 2023, the target corporate performance STIP payouts expressed as a percentage of base salary and the threshold and maximum payouts for each individual were as follows:

Name	Threshold (x of Target)	Target	Maximum (x of Target)

William C. Boor	0.5x	120%	2x
Allison K. Aden	0.5x	80%	1.5x
Brian R. Cira (1)	0.5x	20%	1.5x
Matthew A. Niño (2)	0.5x	25%	1.5x
Mickey R. Dragash	0.6x	70%	1.2x

(1)	In addition to the corporate performance-based STIP program described above, Mr. Cira’s was also eligible to receive 0.45% of pre-tax income for the manufacturing operations he oversees.
(2)	In addition to the corporate performance-based STIP program described above, Mr. Niño was also eligible to receive 5% of pre-tax income for the retail operations he oversees.

30 2023 Proxy Statement

Components of Executive Compensation

For fiscal year 2023, the corporate STIP program performance criteria was based on the financial forecast approved by the Committee, as follows: (1) 90% based on fiscal year 2023 adjusted factory-built housing segment pre-tax profit; and (2) 10% based on fiscal year 2023 adjusted financial services segment pre-tax profit. Factory-built housing segment target pre-tax profit was based on the forecasted pre-tax profit, with threshold attainment being at 70% of that figure and stretch attainment being 130% of that figure. In the financial services segment, target pre-tax profit was based on the forecasted pre-tax profit, with threshold attainment being at 70% of that figure and stretch attainment being 130% of that figure.

A graphical depiction of the fiscal year 2023 corporate STIP program and actual results is set forth below:

90% of factory-built housing – Earnings driven corporate STIP	10% of financial services – Earnings driven corporate STIP

FY23 Income before income taxes (in $ millions)
$15
$10
$5
$-
$7.7
$10.9
$14.2
$10.4
Threshhold
Target
Stretch
STIP Value
Achieved FY23 results, after adjustments

For fiscal year 2023, Mr. Boor, Ms. Aden and Messrs. Cira, Niño and Dragash received corporate performance STIP payouts of $2,157,238, $519,233, $72,116, $72,116 and $267,051, respectively.

As noted above, in addition to the corporate performance-based STIP program described above, Mr. Cira received $1,360,365 for the manufacturing operations he oversees and Mr. Niño also received $1,112,644 related to the retail operations he oversees. See further information below. These payments are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2. Individual Objective Based Performance: For Ms. Aden, an award of 20% of her base salary is based upon individual performance objectives as mutually agreed upon between her and the President and CEO. For Mr. Dragash, an award of 30% of his salary is based upon individual performance objectives as mutually agreed upon between him and the President and CEO. For Messrs. Cira and Niño, an award of 20% and 25% of their base salary, respectively, is based upon individual performance objectives as mutually agreed upon between them and the President and CEO, and CFO. Ms. Aden and Messrs. Cira, Niño and Dragash’s STIP payouts were $90,000, $50,000, $50,000 and $50,000, respectively, for the achievement of individual performance objectives, which represented full attainment in all cases.

The elements that comprise each individual’s performance objectives vary by position, but primarily consist of measurable goals that have a meaningful impact upon the Company’s overall financial performance as well as the leader’s professional development.

Cavco Industries, Inc.	www.cavco.com 31

Components of Executive Compensation

Long-Term Equity Compensation

The third component of executive officer compensation is long-term equity compensation. The Company’s fiscal year 2023 long-term equity incentive program consisted of (1) time-based RSUs; and (2) PRSUs.

On May 25, 2022, Mr. Boor, Ms. Aden and Messrs. Niño, Cira and Dragash were granted the equity awards set forth in the following table under the Cavco Industries, Inc. 2005 Stock Incentive Plan. The awards made to Messrs. Boor and Dragash were pursuant to their employment agreements. RSUs are subject to a time-based vesting schedule such that 33% of the shares vest on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

Name	RSUs (#)	PRSUs (#) at Target

William C. Boor	5,480	5,480
Allison K. Aden	1,910	1,910
Brian R. Cira	840	840
Matthew A. Niño	600	600
Mickey R. Dragash	840	840

The performance element of the PRSU focuses on value creation, growth, and operational improvement, with each measure receiving an equal allocation and measured individually on threshold, target and maximum levels. Value creation is measured by total shareholder return relative to industry comparables. Growth is defined as the market share improvement when compared to the manufactured housing industry. Operational improvement is based upon improvement in the number of units produced per employee equivalent. Shares under the PRSU awards will be measured and issued at the end of a three year period.

Earnout of Fiscal Year 2021-2023 PRSU Awards

PRSUs previously granted in fiscal year 2021 vested at the end of this fiscal year 2023. The design of the fiscal year 2021 PRSUs, goals and number of PRSUs earned by each NEO are summarized in the following tables.

`
Measure	Weight	Threshold 50%	Target 100%	Stretch 200%	Results to Date

Market share	33%	0%	5%	10%	20.5%
Floors per employee	33%	2%	5%	8%	3.1%
Relative total shareholder return	34%	20%	50%	80%	43.6%

Market Share:  Market share shall be determined by reference to the percentage difference between: (i) the total number of Company units shipped during the fiscal year ending immediately prior to the Performance Period divided by the number of Housing and Urban Development Code Home shipments during the same period and (ii) the total number of Company units shipped during the last fiscal year of the Performance Period divided by the number of Housing and Urban Development Code Home shipments during the same period.

Floors per employee:  Floors per employee shall be determined by dividing: (i) the total number of floors produced per employee equivalent during the last fiscal year of the Performance Period by (ii) the total number of floors produced per employee equivalent during the fiscal year ending immediately prior to the Performance Period. The Committee, at its discretion, may include or exclude certain plant operations from the Performance Period calculation.

Relative Total Shareholder Return (“rTSR”):  rTSR shall be determined with respect to the Company and the rTSR Comparator Companies by dividing: (a) the sum of (i) the difference between the applicable Beginning Stock Price and the applicable Ending Stock Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls during the Performance Period by (b) the applicable Beginning Stock Price. To determine the Company’s applicable percentile ranking, the Company and each rTSR Comparator Corporation are arranged by their respective total shareholder returns (highest to lowest).

32 2023 Proxy Statement

Components of Executive Compensation

`
	Payout %
NEO	Threshold	Target	Stretch	FY21-23 Share Attainment

William C. Boor	50%	100%	200%	4,999
Matthew A. Niño	50%	100%	150%	306
Mickey R. Dragash	60%	100%	120%	713

Note: Ms. Aden and Mr. Cira are not participants in the fiscal year 2021-2023 PRSU program.

Perquisites and Other Compensation

Cavco does not offer significant perquisites to its NEOs. The NEOs may participate in the Company’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.

Employment Agreements in Effect for 2023

The Company entered into employment agreements with Messrs. Boor and Dragash effective as of April 15, 2019 and a Severance Agreement with Ms. Aden effective as of November 2, 2021, which remain in effect until employment is terminated. Following is a description of the key provisions of these agreements. During fiscal 2023, the Company did not have written or oral employment or severance agreements with Messrs. Niño or Cira.

William C. Boor’s Employment Agreement

Mr. Boor’s employment agreement provides for: (a) a base annual salary of $825,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options1, pursuant to the Company's 2005 Stock Incentive Plan, that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date; (c) an annual award of PRSUs, with each award providing for: (i) a three-year performance period with targets set by the Compensation Committee of the Board; (ii) performance-based vesting at a level of 50% for “threshold” performance, 100% for “target” performance, and 200% for “stretch” performance based on total shareholder return, growth and efficiency metrics as compared to Cavco’s Investor Peer Group and favorable value creation relative to industry metrics as reported by the Manufactured Housing Institute; (d) and an opportunity for annual cash bonus for achieving performance goals established by the Compensation Committee of “threshold,” “target,” or “stretch,” which will result in a cash bonus equal to 50%, 100%, or 200% of the target amount, respectively.

The employment agreement for Mr. Boor also includes provisions for certain payments to be made upon his termination under certain circumstances, including during the twelve-month period following a change of control event. If Mr. Boor is terminated without cause, or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years multiplied by (i) one point five (1.5) if termination occurs prior to the sixth anniversary of employment, or (ii) one (1) if termination occurs after the sixth anniversary of employment; (b) accelerated vesting of his options awarded under the employment agreement; provided, however, that if termination occurred prior to six (6) years after the effective date of his employment agreement, 50% of such options shall vest; (c) prorated performance-based share awards based on actual performance; and (d) Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage for up to twelve months following termination. In the event Mr. Boor is terminated due to death or disability, all of his unvested stock options awarded to him under his employment agreement would vest immediately and his performance-based share awards would be prorated based on actual performance. Should Mr. Boor be terminated without cause during the twelve

[1]	The Company no longer issues options as part of its LTIP but instead issues RSUs and PRSUs in place of the options referenced in the employment agreements.

Cavco Industries, Inc.	www.cavco.com 33

Components of Executive Compensation

month period following a change in control event, he will receive: (a) a severance payment equal to the sum of: (i) three (3) times his then current base salary plus (ii) three (3) times the average bonuses paid to him over the previous three (3) calendar years; (b) all of his unvested stock options awarded to him under his employment agreement would vest immediately; (c) his performance-based share awards would vest as if he reached a “target” level of performance; and (d) COBRA coverage for up to twelve (12) months following termination. The employment agreement also includes customary provisions regarding confidentiality of information, non-disparagement, non-competition, and non-solicitation. The payment of any severance benefits under the agreement is contingent upon Mr. Boor’s execution of a customary release of claims.

Mickey R. Dragash’s Employment Agreement

Mr. Dragash’s employment agreement provides for: (a) a base annual salary of $325,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options2, pursuant to the Company's 2005 Stock Incentive Plan, equal to 37.5% of his base salary that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date; (c) an annual award of performance-based restricted shares having an award value equal to approximately 37.5% of his base salary, with each award providing for: (i) a three-year performance period with performance targets established by the Compensation Committee; (ii) performance-based vesting at a level of 60% for “threshold” performance, 100% for “target” performance, and 120% for “stretch” performance; and (d) an opportunity for annual cash bonus for achieving performance goals established by the Compensation Committee of “threshold,” “target,” or “stretch”, which will result in a cash bonus equal to 60%, 100%, or 120% of the target amount, respectively.

The employment agreement for Mr. Dragash also includes provisions for certain payments to be made upon his termination under certain circumstances, including during the twelve-month period following a change of control. If Mr. Dragash is terminated without cause or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years; (b) accelerated vesting of his options awarded under the employment agreement; provided, however, that if termination occurs on or after the first anniversary of the effective date of his employment agreement, but prior to six (6) years after the effective date of his employment agreement, 50% of such options shall vest; (c) prorated performance-based share awards based on actual performance; and (d) COBRA coverage for up to twelve (12) months following termination. In the event Mr. Dragash is terminated due to death or disability, all of his unvested stock options awarded to him under his employment agreement would vest immediately and his performance-based share awards would be prorated based on actual performance. In the event Mr. Dragash is terminated without cause during the twelve month period following a change in control event, Mr. Dragash will receive: (a) a severance payment equal to the sum of: (i) 150% of his then current base salary plus (ii) 150% of the average bonuses paid to him over the previous three (3) calendar years; (b) all of his unvested stock options awarded to him under his employment agreement would vest immediately; (c) his performance-based share awards would vest as if he reached a “target” level of performance; and (d) COBRA coverage for up to twelve months following termination. The employment agreement also includes customary provisions regarding confidentiality of information, non-disparagement, non-competition, and non-solicitation. The payment of any severance benefits under the agreement is contingent upon Mr. Dragash’s execution of a customary release of claims

Allison K. Aden’s Severance Agreement

Ms. Aden’s severance agreement provides for certain payments to be made upon her termination under certain circumstances, including a change of control. If Ms. Aden is terminated without cause she will receive: (a) a severance payment equal to her then current base salary, plus annual target bonus amount as of the year of termination, subject to and in accordance with the terms of the Company’s Executive Leadership Team STI program; (b) a pro-rated bonus payment, for the period of time she was actually employed and worked during the fiscal year, equal to her annual target bonus amount as of the year of termination; and (d) COBRA coverage for up to twelve months following termination.

[2]	The Company no longer issues options as part of its LTIP but instead issues RSUs and PRSUs in place of the options referenced in the employment agreements.

34 2023 Proxy Statement

Components of Executive Compensation

In the event there is a change of control and Ms. Aden is terminated without cause as a direct result of the change in control during the period between six months prior to or within twelve months after such change in control event, Ms. Aden will receive: (a) a severance payment equal to the sum of: (i) one year of her base salary in effect as of the termination date and (ii) her annual target bonus amount as of the year of termination; (b) a pro-rated bonus payment for the period of time she was actually employed and worked during the fiscal year, equal to her annual target bonus amount as of the year of termination; and (c) COBRA coverage for up to twelve months following termination. The payment of any severance benefits under the agreement is contingent upon Ms. Aden’s execution of a customary release of claims.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee has reviewed the Company’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2023 Annual Meeting of Shareholders. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended April 1, 2023.

Compensation Committee

Steven W. Moster, Chair

Susan L. Blount

Julia W. Sze

Cavco Industries, Inc.	www.cavco.com 35

Summary Compensation Table

The table below sets forth information concerning the compensation and benefits of the Company’s NEOs during fiscal years 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

William C. Boor	2023	950,000	2,300,175	—	2,157,238	2,802	5,410,215
President and CEO	2022	850,000	1,915,335	—	1,950,529	1,852	4,717,716
	2021	825,000	703,920	702,216	1,341,517	33,569	3,606,222

Allison K. Aden	2023	450,000	801,703	—	609,233	5,427	1,866,363
Executive Vice President, CFO & Treasurer (4)	2022	259,615	478,345	—	364,477	61,139	1,163,576

Brian R. Cira	2023	250,000	352,582	—	1,482,481	5,427	2,090,490
President, Manufacturing (5)	2022	200,000	167,952	—	1,113,990	1,852	1,483,794

Matthew A. Niño	2023	200,000	251,844	—	1,234,760	5,427	1,692,031
President, Retail	2022	200,000	104,970	—	1,213,929	1,852	1,520,751
	2021	200,000	50,280	52,016	766,286	1,852	1,070,434

Mickey R. Dragash	2023	325,000	352,582	—	317,051	5,427	1,000,060
Executive Vice President, General Counsel, Chief	2022	325,000	251,928	—	366,509	1,852	945,289
Compliance Officer & Secretary	2021	325,000	125,700	123,538	312,917	2,321	889,476

(1)

Amounts in this column represent the aggregate grant date fair value of RSU and PRSU awards based on the closing price of the Company’s common stock on the date of grant. For Mr. Boor, Ms. Aden, Messrs. Cira, Niño and Dragash, the amounts in these columns represent the grant date fair value assuming performance is achieved at the target level, which is considered the probable outcome. The grant date fair value of the fiscal year 2023 PRSUs, assuming achievement of the maximum level of performance for Mr. Boor, Ms. Aden, Messrs. Cira, Niño and Dragash is $2,300,175, $801,703, $352,582, $251,844 and $352,582, respectively.

(2)

Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 18 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 1, 2023.

(3)

For the year ended April 1, 2023, the “All Other Compensation” column includes: (i) Mr. Boor, life insurance premium of $852 and 401(K) match of $1,950; (ii) Ms. Aden, life insurance premium of $852 and 401(K) match of $4,575; (iii) Mr. Niño, life insurance premium of $852 and 401(K) match of $4,575; (iv) Mr. Cira, life insurance premium of $852 and 401(K) match of $4,575 and (v) Mr. Dragash, life insurance premium of $852 and 401(K) match of $4,575.

(4)	Ms. Aden joined the Company on August 29, 2021.
(5)	Mr. Cira was not a NEO in fiscal year 2021.

36 2023 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth certain information with respect to incentive plan compensation for the NEOs listed in the Summary Compensation Table.

	Grant	Estimated future payouts under non-equity incentive plan awards ($) (1)			Estimated future payouts under equity incentive plan awards (#) (4)			All Other Awards: Number of Securities Underlying Awards	Grant Date Fair Value of Stock Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($) (5)

Boor	05/25/2022	570,000	1,140,000	2,280,000	2,740	5,480	10,960	5,480	2,300,175

Aden	05/25/2022	270,000	450,000	530,000	955	1,910	3,820	1,910	801,703

Cira (2)	05/25/2022	75,000	100,000	125,000	420	840	1,680	840	352,582

Niño (3)	05/25/2022	75,000	100,000	125,000	300	600	1,200	600	251,844

Dragash	05/25/2022	136,500	325,000	370,500	420	840	1,680	840	352,582

(1)	For full discussion of non-equity incentive awards, see “Annual Short-Term Incentive Cash Compensation” section above.
(2)

The figures presented are estimated future payouts under the Corporate STIP program, as described above. In addition, Mr. Cira’s STIP program also includes being eligible to receive 0.45% of pre-tax income for the manufacturing operations he oversees, with no threshold or maximum attainment levels.

(3)

The figures presented are estimated future payouts under the Corporate STIP program, as described above. In addition, Mr. Niño’s STIP program also includes being eligible to receive 5% of pre-tax income for the retail operation he oversees, with no threshold or maximum attainment levels.

(4)	Amounts in these columns represent stock awards that vest in three years, subject to performance conditions, at the target amount, which is considered the probable outcome.
(5)	Amounts in this column represent value of the closing stock price at the date of grant times the number of shares granted.

Cavco Industries, Inc.	www.cavco.com 37

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all outstanding equity awards previously awarded to the NEOs at the fiscal year ended April 1, 2023.

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (5)

William C. Boor
7/9/2017	4,000	—	130.10	7/9/2024(1)
7/9/2018	4,000	—	217.60	7/9/2025(1)
4/15/2019	10,200	—	125.69	4/15/2026(2)
6/21/2019	13,100	—	158.36	6/21/2026(2)
5/20/2020	7,128	3,672	167.60	5/20/2027(2)				4,200	(6)	1,334,508
5/24/2021	—	—	—	N/A	2,245	(4)	713,326	3,350	(6)	1,064,429
6/28/2021	—	—	—	N/A	771	(4)	244,978	1,150	(6)	365,401
5/25/2022	—	—	—	N/A	5,480	(4)	1,741,215	5,480	(6)	1,741,215
Allison K. Aden
8/30/2021	—	—	—	N/A	617	(4)	196,046	920	(6)	292,321
5/25/2022	—	—	—	N/A	1,910	(4)	606,883	1,910	(6)	606,883
Brian R. Cira
7/9/2019	750	250	153.94	7/9/2026(3)
5/24/2021	—	—	—	N/A	268	(4)	85,154	400	(6)	127,096
5/25/2022	—	—	—	N/A	840	(4)	266,902	840	(6)	266,902
Matthew A. Niño
7/9/2019	1,125	375	153.94	7/9/2026(3)
5/20/2020	528	272	167.60	5/20/2027(2)				300	(6)	95,322
5/24/2021	—	—	—	N/A	168	(4)	53,380	250	(6)	79,435
5/25/2022	—	—	—	N/A	600	(4)	190,644	600	(6)	190,644
Mickey R. Dragash
2/6/2019	1,000	—	131.46	2/6/2026(2)
6/21/2019	2,300	—	158.36	6/21/2026(2)
5/20/2020	1,254	646	167.60	5/20/2027(2)				750	(6)	238,305
5/24/2021	—	—	—	N/A	402	(4)	127,731	600	(6)	190,644
5/25/2022	—	—	—	N/A	840	(4)	266,902	840	(6)	266,902
(1)	These options vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
(2)	These options vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.
(3)	These options vest 25% on the first anniversary of the grant date and 25% on each anniversary thereafter until fully vested.
(4)	The stock awards vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.
(5)	Market value amounts represent the product of the closing price of our common stock on March 31, 2023 of $317.74 per share, multiplied by the number of unvested shares.
(6)	These stock awards vest at the end of three years, subject to performance conditions. The stock awards are shown in the table above at the target amount.

38 2023 Proxy Statement

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by the NEOs during the fiscal year ended April 1, 2023.

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
William C. Boor	4,000	549,520
(1)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

Potential Payments upon Termination or Change of Control

The following table describes and quantifies the potential payments that we would provide to our NEOs in connection with termination of employment, including for good reason, cause or change in control. The amounts that would actually be paid to an NEO upon a termination of employment would depend on the circumstances and timing of termination or change in control.

The terms “Good Reason”, “Cause” and “Change in Control” are defined in the executives’ various employment agreements. All severance payments under the employment agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company. Each of the employment agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code (the “Code”).

Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of benefits payable assumes that the termination occurred on April 1, 2023, and with a closing stock price of $317.74 per share on the last business day of fiscal year 2023. The value of the acceleration of stock vestings was computed based on the closing price of our stock on the last day of fiscal year 2023 for each equity award affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants.

Executive Officer	Voluntary Termination by Executive Without Good Reason ($)	Voluntary Termination by Executive With Good Reason ($)	Termination by Company Without Cause ($)	Termination by Company With Cause ($)	Death or Disability ($)	Change in Control ($)

William C. Boor	—	9,637,711	9,637,711	—	4,319,287	16,116,896
Allison K. Aden	—	941,995	941,995	—	—	2,644,128
Brian R. Cira	—	—	—	—	—	—
Matthew A. Niño	—	—	—	—	—	—
Mickey R. Dragash	—	1,832,374	1,832,374	—	682,903	2,965,830

CEO Pay Ratio Disclosure

In accordance with Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. In determining the median compensated employee, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industry, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

Excluding our CEO and, pursuant to Item 402(u) of Regulation S-K, the Company’s recently acquired Solitaire Homes consisting of 950 employees, we identified our median employee by preparing a list of all 5,639 individuals employed by the Company as of April 1, 2023, and examined the total compensation paid to each such individual as reflected in the Company’s payroll records. We included all employees (other than our CEO and Solitaire Homes employees), whether employed on a full-time, part-time, seasonal or

Cavco Industries, Inc.	www.cavco.com 39

Option Exercises and Stock Vested

temporary basis. We annualized the compensation for any permanent employees who were not employed by us for all of fiscal year 2023. From that listing, we identified a small sample of 15 employees, consisting of the median employee and 14 other employees whose gross pay was very close to the median employee’s gross pay (“Median Group”). We then calculated annual total compensation for such employees using the same methodology we use to calculate NEO compensation for the summary compensation table and selected the median employee from the Median Group.

The fiscal year 2023 annual total compensation of our CEO was $5,410,215, the fiscal year 2023 annual total compensation of our median employee was $51,160, and the ratio of these amounts is 106:1.

40 2023 Proxy Statement

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance of the Company. See “Executive Compensation—Compensation Discussion and Analysis” above for additional information about how the Company aligns executive compensation with its performance.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($) (3)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($) (2)(3)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)	Net Income ($ thousands) (7)	Adjusted Pre-tax Income ($ thousands) (8)

2023	5,410,215	7,974,030	1,674,111	2,019,563	214	235	240,841	316,564
2022	4,717,716	4,520,893	1,130,149	1,076,439	164	198	197,742	209,610
2021	3,606,222	5,212,053	968,262	933,183	157	228	76,646	98,602

(1)	Represents the total compensation reported for our CEO, Mr. Boor, for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)

In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for our CEO and the average total compensation for the NEOs as a group (excluding our CEO) in each year’s respective Proxy Statement to determine the “compensation actually paid”:

	Year	Reported Summary Compensation Table Total ($)	Reported Value of Stock Awards ($) (a)	Stock Award Adjustments ($) (b)	Compensation Actually Paid ($)

	2023	5,410,215	(2,300,175)	4,863,990	7,974,030
CEO	2022	4,717,716	(1,915,335)	1,718,512	4,520,893
	2021	3,606,222	(1,406,136)	3,011,967	5,212,053
Average of	2023	1,674,111	(437,678)	783,130	2,019,563
non-CEO NEOs	2022	1,130,149	(212,686)	158,976	1,076,439
	2021	968,262	(157,137)	122,058	933,183

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column and “Option Awards” column in the Summary Compensation Table for the applicable year.
(b)	Equity award adjustments for each applicable year are further detailed in the table below.

	Year	Year End Fair Value of Outstanding and Unvested Stock Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year	Year over Year Change in Fair Value of Stock Awards Granted in Prior Years that were Cancelled in the Year	Total Stock Award Adjustments

	2023	3,482,430	1,103,758	277,802	—	4,863,990
CEO	2022	2,194,560	14,285	(490,333)	—	1,718,512
	2021	2,035,062	1,271,832	(294,927)	—	3,011,967
Average of	2023	665,665	86,371	25,442	5,652	783,130
non-CEO NEOs	2022	196,698	4,411	(28,377)	(13,756)	158,976
	2021	176,780	132,626	(19,790)	(167,558)	122,058

(3)

For 2023, our non-CEO NEOs were Ms. Aden and Messrs. Cira, Niño and Dragash. For 2022, our non-CEO NEOs were Messrs. Niño, Cira, Dragash and Bigbee and Mses. Aden and Reynolds. For 2021, our non-CEO NEOs were Messrs. Urness, Niño, Zeller, Dragash and Bigbee.

Cavco Industries, Inc.	www.cavco.com 41

Pay versus Performance

(4)	Represents the average total compensation reported for our non-CEO NEOs, derived from the “Total” column of the Summary Compensation Table in each year’s respective Proxy Statement.
(5)

Represents the total shareholder return (“TSR”) on our common stock assuming an initial investment of $100 (with reinvestment of dividends) from the measurement period beginning on the last trading day before the Company’s earliest fiscal year in the table, through and including the end of the fiscal year for which cumulative TSR of the Company is being calculated.

(6)

Represents the TSR for the iShares U.S. Home Construction ETF. For purposes of the table, an initial investment of $100 (with reinvestment of all dividends is assumed to have been made in the iShares U.S. Home Construction ETF for the measurement period beginning on the last trading day before the Company’s earliest fiscal year in the table, through and including the end of the fiscal year for which cumulative TSR of iShares U.S. Home Construction ETF is being calculated.

(7)	Represents our net income, in thousands, as reported in our Annual Report on Form 10-K for each of the years presented.
(8)

Represents, in the Company’s assessment, the most important financial performance measure used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance. Company-selected measure is Adjusted Pre-tax Income, which is Pre-tax income after adjustments, including costs related to: (i) the SEC litigation; (ii) unrealized gains and losses on equity investments; (iii) integration costs related to recently acquired Solitaire Homes, Inc. (“Solitaire”); (iv) earnings from Craftsman Homes, LLC that are attributable to a noncontrolling interest; and (v) results from Solitaire that were not previously considered in the budget.

Descriptions of Relationships of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and TSR

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our non-CEO NEOs, and the cumulative TSR of the Company and of iShares U.S. Home Construction ETF over the three most recently completed fiscal years.

42 2023 Proxy Statement

Pay versus Performance

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our non-CEO NEOs, and our Net Income during the three most recently completed fiscal years.

Compensation Actually Paid and Adjusted Pre-tax Income

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our non-CEO NEOs, and our Adjusted Pre-tax Income during the three most recently completed fiscal years.

Company Performance Measures

Listed below are the financial and non-financial performance measures which in the Company’s assessment represent the most important performance measures used to link compensation actually paid to our NEOs, for 2023, to the Company’s performance:

•	Adjusted Pre-tax Income
•	Individual Objective Based Performance
•	Market Share
•	Floors per employee
•	Relative TSR

Cavco Industries, Inc.	www.cavco.com 43

PROPOSAL 2:

Advisory Vote on the Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enables the Company’s shareholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s NEOs (commonly referred to as “Say on Pay”). Consistent with the mandate of the Dodd-Frank Act, we are seeking shareholder approval, on an advisory basis, of the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A and the related compensation tables in this Proxy Statement). We currently present the Say on Pay advisory vote to our shareholders annually at each annual meeting of the shareholders. The next Say on Pay advisory vote is expected to occur at the 2024 annual meeting of shareholders, unless the Board modifies its policy on the frequency of holding such advisory vote based on the outcome of Proposal 3 of this Proxy Statement to be voted on by the shareholders.

For a comprehensive description of our executive compensation program and philosophy, please refer to the narrative disclosures in the CD&A section of this Proxy Statement. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider the outcome when making future decisions concerning Cavco’s executive compensation program.

In deciding how to vote on this proposal the Board points out the following factors, many of which are more fully discussed in the CD&A:

•	Our executive compensation programs are designed to depend significantly on the achievement of performance goals that the Compensation Committee believes drive long-term shareholder value;
•	Our pay practices are designed not to encourage management to take unacceptable risks;
•	Our Compensation Committee reviews peer group compensation to confirm that our programs are not outside the norm among peer group companies (see the CD&A subsection “Benchmarking Methodology”); and
•	We believe the Company’s executive compensation programs are well suited to promote the Company’s objectives in both the short and long-term.

Recommendation of the Board

The Board recommends a vote “FOR” the following advisory resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, Summary Compensation Table, related compensation tables, notes and narrative discussion in this Proxy Statement.

44 2023 Proxy Statement

PROPOSAL 3:

Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Named Executive Officers

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, the Board is asking the Company’s shareholders to vote on whether future advisory votes on the compensation of the NEOs in the nature of a proposal similar to that reflected in Proposal 2 above, should occur every year, every two years or every three years. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders shall be given the opportunity to vote on an advisory resolution regarding the compensation of the Company’s NEOs (vote for one alternative only):

•	every year;
•	every two (2) years; or
•	every three (3) years.

As discussed above, the Company has designed its executive compensation programs to attract, retain and motivate key executives; to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on shareholder values; and to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance. The Board has determined that a one- year Say-on-Pay vote frequency is the best approach for the Company based upon, among other things, the following:

•	at the 2017 Annual Meeting, the shareholders voted to hold a non-binding stockholder vote to approve executive compensation every year;
•	annual votes are consistent with market preferences;
•	our compensation decisions are made annually;
•	annual votes allow our shareholders to provide their feedback on our executive compensation program more frequently; and
•	annual votes give us the opportunity to address any shareholder concerns regarding our executive compensation program in a more timely manner.

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning the frequency of Say on Pay voting.

Recommendation of the Board

The Board recommends a vote “FOR” holding future advisory votes on the compensation of our named executive officers every year

Cavco Industries, Inc.	www.cavco.com 45

PROPOSAL 4:

Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

Proposal Summary

On May 16, 2023, the Board approved, subject to the approval of our shareholders, the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”). The 2023 Omnibus Plan is intended to replace the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”). The 2005 Plan will be automatically replaced and superseded by the 2023 Omnibus Plan on the date on which the 2023 Omnibus Plan is approved by our shareholders, provided that any outstanding awards granted under the 2005 Plan will remain in effect pursuant to their terms. If shareholder approval is not received, the 2005 Plan will remain in place, pursuant to its terms, until it expires.

If the 2023 Omnibus Plan is approved, as of its effective date, a total of 550,000 shares will be available for future awards under the 2023 Omnibus Plan. No awards will be granted under the 2005 Plan or any other prior plan on or after the effective date of the 2023 Omnibus Plan and after the 2023 Omnibus Plan becomes effective any unused shares left in the 2005 Plan will be retired. We anticipate that the 550,000 shares will allow the 2023 Omnibus Plan to operate for several years, although this could change based on other factors, including but not limited to merger and acquisition activity.

We believe that equity-based awards are an important part of our overall compensation program and want to ensure that we have a modern equity program and a sufficient number of shares available to adequately incentivize our officers, employees, directors and consultants. As of April 1, 2023, we had 143,576 stock options (with weighted-average exercise price of $160.40 and weighted-average remaining contractual life of 2.9 years) outstanding under the 2005 Plan, and 54,319 full value restricted stock units and performance units outstanding under the 2005 Plan. We did not have any other equity awards outstanding under the 2005 Plan or any other equity plan as of that date.

The Board believes the potential dilution from equity issuances to be made under the 2023 Omnibus Plan is reasonable and that approval of the 2023 Omnibus Plan is important in that it allows us to continue awarding equity incentives, which are an important component of our overall equity compensation program. In addition, the 2023 Omnibus Plan contains shareholder friendly governance provisions including:

•	It does not contain an evergreen provision;
•	It includes a “double trigger” provision such that awards will not fully vest following a change in control unless there is also an involuntary termination of employment;
•	It prohibits liberal share recycling;
•	It requires a minimum vesting period of 12 months for at least 95% of the share pool; and
•	It prohibits the payment of dividends or dividend equivalents on unvested awards.

Our burn rate for the last three years (the “Burn Rate”), which we define as the total number of shares subject to awards granted in a calendar year (which includes the total number of options granted, as applicable) expressed as a percentage of our basic weighted average shares outstanding, was 0.4% for fiscal 2023, 0.3% for fiscal 2022, and 0.6% for fiscal 2021, and the average Burn Rate over the last three fiscal years was 0.4%.

The closing price of our common stock, as reported on the Nasdaq on June 2, 2023 was $270.95 per share. If the 2023 Omnibus Plan is approved by our shareholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the 2023 Omnibus Plan.

46 2023 Proxy Statement

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

Plan Summary

Purpose. The purpose of the 2023 Omnibus Plan is to promote the success and enhance the value of the Company by linking the personal interest of the participants to those of the Company’s shareholders by providing the participants with an incentive for outstanding performance.

Eligible Participants. Any non-employee director, officer, employee or consultant of the Company or its subsidiaries or affiliates will be eligible to participate in the 2023 Omnibus Plan. As of June 2, 2023 we had 6 non-employee directors, 9 officers, approximately 7,000 employees and no consultants, although we expect that, based on our current usage, awards will be generally limited to approximately 6 non-employee directors, 9 officers, and 75 employees.

Effective Date. If approved by the shareholders, the 2023 Omnibus Plan will become effective on the date it is approved by the shareholders and will remain in effect until it expires ten years thereafter or, if sooner, is terminated by the Board.

Types of Awards. The 2023 Omnibus Plan provides for the grant of options to purchase shares of our common stock (“Shares”), including stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code and nonqualified stock options that are not intended to so qualify (“NQSOs”), stock appreciation rights (“SARs”), restricted stock awards, and other equity-based or equity-related awards including restricted stock units and performance units (each, an “Award”).

Administration.  The 2023 Omnibus Plan shall be administered by the Compensation Committee of the Board or, with respect to non-employee directors, the Board. The Compensation Committee shall consist of 2 or more individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b‑3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the Nasdaq Listing Rules (or rules of any other exchange upon which the Stock is then traded), in each case, as each such rule or regulation is in effect from time to time. All references in the 2023 Omnibus Plan to the “Compensation Committee” shall be, as applicable, to the Board or the Compensation Committee. The Compensation Committee has board power and authority to administer the 2023 Omnibus Plan including, without limitation, to interpret the terms of, and determine any matter arising pursuant to, the 2023 Omnibus Plan or any award agreement, to correct any defects and reconcile any inconsistencies in the 2023 Omnibus Plan or any award agreement, and to make all other decisions or determinations that may be required pursuant to the 2023 Omnibus Plan or an award agreement.

Share Reserve. Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to Awards granted under the 2023 Omnibus Plan will be 550,000 Shares (the “Share Pool”). No awards will be granted under the 2005 Plan or any other prior plan on or after the effective date of the 2023 Omnibus Plan. Shares granted under the 2023 Omnibus Plan will consist, in whole or in part, of (i) authorized and unissued Shares, (ii) treasury Shares or (iii) Shares purchased on the open market.

Solely for purposes of counting the number of Shares available for grant under the 2023 Omnibus Plan, the following share counting rules shall apply:

•	Each Share that is subject to an award granted under 2023 Omnibus Plan shall reduce the Share Pool by one (1) Share.
•

If, after the effective date, any Award granted under the 2023 Omnibus Plan is forfeited or otherwise expires, terminates or is canceled or forfeited without the delivery of all Shares subject thereto, or is settled other than wholly by delivery of Shares (including cash settlement), then, the number of Shares subject to such Award shall be added to the Share Pool as one (1) Share.

•

The following Shares shall not be added to the Share Pool upon the occurrence of any of the following: (a) Shares tendered or withheld by the Company in payment of the exercise price of an option Award under the 2023 Omnibus Plan; (b) Shares tendered or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under the 2023 Omnibus Plan; (c) Shares subject to a SAR under the 2023 Omnibus Plan that are not issued in connection with its stock settlement on exercise thereof; and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the 2023 Omnibus Plan.

Cavco Industries, Inc.	www.cavco.com 47

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

Other Plan Limits. The maximum aggregate number of Shares in the Share Pool that may be issued pursuant to ISOs is 550,000 (the “ISO limit”).

Limit for Non-Employee Directors. The aggregate grant date fair value of Awards (including Share-based and cash-based Awards) that may be granted under the 2023 Omnibus Plan to a non-employee director, plus the aggregate amount of all cash payments made to such non-employee director, for service as director during any fiscal year may not exceed $750,000.

Adjustments. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, rights offering, spin-off,  other distribution with respect to the shares of Stock, any “equity restructuring” (as defined in Accounting Standards Codification 718), or any similar corporate transaction the Compensation Committee shall, to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant; (b) the number of shares of Stock set forth in Section 7.2(h) of the 2023 Omnibus Plan and any other similar numeric limit expressed in the 2023 Omnibus Plan; (c) the number and class of and/or price of Shares, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event.

Description of Awards

Stock Options. A stock option is a right to purchase Shares in the future at an exercise price determined by the Compensation Committee at the date of grant. Generally, the per-Share exercise price for stock options will not be less than the fair market value on the date of grant (and not less than 110% of such fair market value for ISO grants made to holders of more than 10% of the Company’s voting power). The terms and conditions of stock options (including exercise price and vesting) will be determined by the Compensation Committee subject to limits set forth in the 2023 Omnibus Plan and as set forth in the applicable award agreement. All stock options granted under the 2023 Omnibus Plan will be NQSOs unless the applicable award agreement expressly states that the stock option is intended to be an ISO. All terms and conditions of all grants of ISOs will be subject to Section 422 of the Code and the regulations promulgated thereunder. The maximum term for an option is 10 years.

The exercise price of a stock option will be permitted to be paid with cash or its equivalent (e.g., check) or, in the sole and plenary discretion of the Compensation Committee, in Shares (whether or not previously owned by the holder) having a fair market value equal to the aggregate option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee; partly in cash and, to the extent permitted by the Compensation Committee, partly in such Shares or, subject to such requirements as may be imposed by the Compensation Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.

SARs. A SAR is an unfunded and unsecured promise to deliver Shares or cash equal to the appreciation of the Fair Market Value of a Share over an exercise price. The per-Share exercise price of a SAR will not be less than the Fair Market Value per Share on the date of grant. Each SAR will be vested and exercisable at such time, in such manner and subject to such terms and conditions as the Compensation Committee may, in its discretion, specify in the applicable award agreement or thereafter. Upon exercise of a SAR, the holder will receive the value of the appreciation in the Share subject to the SAR over the exercise price. SARs will be permitted to be settled in cash or Shares or a combination, as determined by the Compensation Committee. The maximum term for a SAR is 10 years.

Restricted Stock. A share of restricted stock will be an actual Share granted under the 2023 Omnibus Plan that will be subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified in the 2023 Omnibus Plan and in the applicable award agreement. The terms and conditions of restricted shares will be determined by the Compensation Committee and set forth in the applicable award agreement, including the vesting schedule, vesting criteria (including any performance goals), term and methods and form of settlement. Restricted shares will be evidenced in such manner as the Compensation Committee may determine. Any restricted stock granted under the 2023 Omnibus Plan shall be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration

48 2023 Proxy Statement

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the restriction period and deposited by the holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the restriction period).

Other Stock-Based Awards (Including RSUs and Stock Grants and Stock Units). Another stock-based award is an equity-based or equity-related compensation Award not previously described above. Outright grants of fully vested Shares (whether payable in cash, equity or otherwise), performance units, restricted stock units, and dividend equivalents. The Compensation Committee will determine the amounts and terms and conditions of any such Awards, provided that they comply with applicable laws. Dividends or dividend equivalents, payable in cash, Shares, or a combination thereof, on a deferred basis, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion. Notwithstanding the foregoing, any dividends (including payable in connection with restricted stock) or dividend equivalents (payable in connection with awards other than options or SARs or cash-settled phantom awards) shall in all events be subject to the same restrictions and risk of forfeiture as the underlying award and shall not be paid unless and until the underlying award is vested or earned.

Description of Other Plan Terms

Change of Control.  Except as otherwise provided in an award agreement or employment agreement, if a participant’s employment (or service) is terminated without cause during the 6 month period preceding, or the 12 month period following a change of control, then: (a) all Awards that are subject to restrictions based solely on the passage of time shall become fully vested, exercisable and all restrictions on such Awards shall lapse; and (b) any Awards that are subject to restrictions based on the attainment of performance goals shall immediately vest in full at the target level of performance. Any action taken pursuant to this Section shall be effectuated in a manner that is consistent with the requirements of Section 409A of the Code.

Amendment and Termination.  With the approval of the Board, at any time and from time to time, the Compensation Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Compensation Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded.  Except as provided in Section 4.4 of the 2023 Omnibus Plan, neither the Board nor the Compensation Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the 2023 Omnibus Plan; (b) permit the Compensation Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Compensation Committee to extend the exercise period for an Option or SAR beyond 10 years from the Date of Grant; (d) amend Section 7.1(e) of the 2023 Omnibus Plan to permit the Compensation Committee to reprice previously granted Options; (e) amend Section 8.1(e) of the 2023 Omnibus Plan to permit the Compensation Committee to reprice previously granted SARs; (f) extend the duration of the 2023 Omnibus Plan; or (g) expand the type of awards available for grant under the 2023 Omnibus Plan or expand the class of participants eligible to participate in the 2023 Omnibus Plan.

Assignability. No right or interest of a participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any subsidiary or affiliate, or shall be subject to any lien, obligation, or liability of such participant to any other party other than the Company or any subsidiary or affiliate and except as otherwise provided by the Compensation Committee, no Award shall be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any performance period as determined by the Compensation Committee. To the extent permitted by applicable law, the Compensation Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a participant to transfer Awards during his or her lifetime to any family member.

Withholding. The Company or any subsidiary shall have the power and the right to deduct or withhold automatically from any amount deliverable under the award or otherwise, or require a holder to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company, in the applicable jurisdiction, to satisfy any

Cavco Industries, Inc.	www.cavco.com 49

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2023 Omnibus Plan.  With respect to required withholding, holders may elect (subject to the Company’s automatic withholding right set out above), subject to the express approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the amount necessary to satisfy any  federal, state, and local taxes, domestic or foreign taxes that could be imposed on the transaction.

Minimum Vesting. Notwithstanding any provision of the 2023 Omnibus Plan to the contrary, no portion of any equity-based Award shall vest prior to the 12 month anniversary of the Award’s vesting commencement date; provided that: (a) the Compensation Committee may grant equity-based Awards that do not comply with the 12 month minimum vesting requirement as long as the number of shares of Stock subject to such equity-based Awards does not exceed 5% of the applicable numeric limit set forth in Section 4.1 of the 2023 Omnibus Plan; and (b) the 12 month minimum vesting requirement shall not apply to equity-based Awards granted to non-employee directors that vest on the earlier of the 12 month anniversary of the vesting commencement date or the next annual meeting of shareholders as long as such vesting period for such non-employee director Award is not less than 50 weeks from the Date of Grant.

Clawback. Notwithstanding any provision of the 2023 Omnibus Plan to the contrary, in an Award Agreement, the Compensation Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the Nasdaq Listing Rules (or any other exchange upon which the Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

New Plan Benefits

The Company has not approved any awards that are conditioned upon shareholder approval of the 2023 Omnibus Plan.  Awards under the 2023 Omnibus Plan will be determined by the Compensation Committee in its discretion.  The issuance of any awards under the Plan will be at the discretion of the Compensation Committee. Therefore, except as set forth in footnote (1) below, it is not possible to determine the number of shares that will be granted to any individual in the future under the 2023 Omnibus Plan. As discussed elsewhere in this Proxy Statement, currently, William C. Boor and Mickey R. Dragash are compensated pursuant to the terms of an employment agreement. Each employment agreement contemplates the annual award of time-based and performance-based restricted stock unit awards.  The ultimate number of shares to be awarded to Messrs. Boor and Dragash pursuant to the each executive officer’s employment agreements will be determined based on the value of the award as determined by the Compensation Committee and the market value of our common stock on the date of grant, and with respect to the performance shares awards, the Company’s achievement levels of the applicable performance targets, which achievement may vary from 0% to 200%. Also as discussed elsewhere in this Proxy Statement, the Chairman of the Board of Directors currently receives an annual equity award of $140,000 in value of restricted stock units and all other non-employee directors receive an annual equity award of $110,000 in value of restricted stock units.  Accordingly, we anticipate that in future periods our non-employee directors will be granted restricted stock units under the 2023 Omnibus Plan determined on the date of grant based on the market value of our common stock on such grant date.  If the 2023 Omnibus Plan had been in effect in fiscal year 2023, we expect that our award grants for fiscal year 2023 would not have been different from those actually made in that year under the 2005 Plan. For information regarding grants made under the 2005 Plan during 2023, see the table entitled “Grants of Plan-Based Awards.

50 2023 Proxy Statement

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

The table below sets forth the equity awards that were granted under the 2005 Plan during fiscal year 2023 to our NEOs and other persons.

Individual or Group Name	Aggregate Target Grant Date Fair Value of Stock Awards or Stock Unit Awards ($)(1)	Number of Target Shares Subject to Stock Awards or Stock Unit Awards Granted(1)	Number of Options Granted

William C. Boor, President and CEO	209.87	10,960	—
Alison K. Aden, Executive Vice President, CFO and Treasurer	209.87	3,820	—
Matthew A. Niño, President, Retail	209.87	1,200	—
Brian R. Cira, President, Manufacturing	209.87	1,680	—
Mickey R. Dragash, Executive Vice President, General Counsel and Chief Compliance Officer & Secretary	209.87	1,680	—
All Current Executive Officers as a Group (9 people)	209.87	22,360	—
All Current Non-Employee Directors as a Group (6 people)	250.29	2,900	—
Each associate of any such directors, executive officers or nominees	—	—	—
All Current Employees other than Executive Officers as a Group (approximately 17 persons)	244.39	3,245	—

(1)

Does not include shares granted in May 2023 or June 2023. In May 2023: William C. Boor was granted 3,800 time-based restricted units and 5,700 performance-based restricted stock units (at target level); Allison K. Aden was granted 1,356 time-based restricted units and 2,034 performance-based restricted stock units (at target level); Matthew A. Niño was granted 339 time-based restricted units and 509 performance-based restricted stock units (at target level); Brian R. Cira was granted 475 time-based restricted units and 712 performance-based restricted stock units (at target level); and Mickey R. Dragash was granted 500 time-based restricted units and 700 performance-based restricted stock units (at target level).

Equity Compensation Plan Information

The following table sets forth information as of April 1, 2023 with respect to the Company's compensation plans and individual compensation arrangements under which the Company's equity securities were authorized for issuance to directors, officers, employees, consultants and certain other persons and entities in exchange for the provision of goods or services. The following table does not reflect grants made during fiscal year 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	197,895	$116.37	271,080
Equity compensation plans not approved by stockholders	—	—	—
Total	197,895	$116.37	271,080

Cavco Industries, Inc.	www.cavco.com 51

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

U.S. Federal Income Tax Consequences

The United States federal income tax consequences of the issuance and/or exercise of equity-based awards under the 2023 Omnibus Plan are as follows. The summary is based on the law as in effect on December 31, 2022. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

As a general rule, with the exception of a fully vested stock grant or stock unit award, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a fully vested stock grant award or fully vested stock unit award at the time of grant and, subject to any deduction limitations set forth in the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognize by the participant.

Incentive Stock Options. An ISO results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised for regular federal income tax purposes. However, upon exercise, the excess of the fair market value of the Shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee, if applicable. If the optionee holds the Shares received as a result of an exercise of an ISO for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the Shares is treated as a long-term capital gain. If the Shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the Shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the Shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. In the event of a disqualifying disposition, subject to any deduction limitations set forth in the Code, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the Shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of Shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NQSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NQSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

NQSOs. An NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NQSO will, at that time, realize taxable compensation in the amount equal to the excess of the then fair market value of the Shares over the option exercise price. Subject to any deduction limitations set forth in the Code, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in Shares received upon exercise is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the Shares will be a long or short-term capital gain to the optionee (or loss), depending upon the holding period of the Shares. The foregoing summary assumes that the Shares acquired upon exercise of an NQSO option are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights. The grant of a SAR results in no taxable income to the holder or a deduction to the Company at the time of grant. A holder of a SAR will, at the time of exercise, realize taxable compensation in the amount equal to the excess of the then fair market value of the Shares over the option exercise price. Subject to any deduction limitations set forth in the Code, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable

52 2023 Proxy Statement

PROPOSAL 4: Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan

compensation realized by the holder of the SAR. To the extent the SAR is settled in Shares, any additional gain or loss recognized upon any later disposition of the Shares will be capital gain or loss.

Restricted Stock Awards. A holder acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the date the Shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the holder has elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the holder will recognize ordinary income on the date the Shares were acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the holder recognized ordinary income, will be taxed as a capital gain or loss. Subject to any deduction limitations set forth in the Code, the Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the holder on the determination date.

Other Stock-Based Awards. The grant of restricted stock units, performance units, or other stock-based awards will result in no taxable income to the holder or deduction to the Company. A holder awarded one of these awards will recognize ordinary income in an amount equal to the fair market value of the cash or Shares delivered to the holder on the settlement date. Where an award is settled in the Shares, any additional gain or loss recognized upon the disposition of such shares or property will be capital gain or loss. Subject to any deduction limitations set forth in the Code, the Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the holder on the determination date.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules will result in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying Shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that will be awarded under the 2023 Omnibus Plan are intended to be eligible for this exception. In addition, it is intended that the provisions of the 2023 Omnibus Plan comply with Section 409A of the Code, and all provisions of the 2023 Omnibus Plan will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under these rules.

THE FULL TEXT OF THE 2023 Omnibus Plan IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND THE FOREGOING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

The Board recommends a vote “FOR” the approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan.

Cavco Industries, Inc.	www.cavco.com 53

Audit Fees

The following table represents the aggregate fees billed to Cavco for professional services provided by RSM US LLP (“RSM”) in the last two fiscal years.

	2023	2022

Audit Fees	$1,503,220	$1,461,390
Audit-Related Fees	-	-
Tax Fees	523,100	394,151
All Other Fees	-	-
Total	$2,026,320	$1,855,541

The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by RSM. These policies and procedures require that the Company may not engage RSM to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to a pre-approval authorization. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules and, if permissible, the potential effect of such services on the independence of RSM. The Audit Committee may also authorize any Committee member to approve any audit or non-audit related services that RSM may provide. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee. All of the audit fees, tax fees and all other fees resulting from services provided by RSM as set forth in the table above were pre-approved by the Audit Committee in accordance with the foregoing procedures.

As used in the above table:

•

“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in the Company’s Form 10-K, internal controls and review of Consolidated Financial Statements included in the Company’s Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•	“Tax Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
•	“All Other Fees” are for all other services not captured in the audit or tax categories.

All work performed during the fiscal year 2023 and 2022 audits was completed by full-time employees of RSM.

54 2023 Proxy Statement

Audit Fees

Report of the Audit Committee

In accordance with its written charter, the primary function of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco’s  accounting, auditing and financial reporting practices and processes; (ii) the financial information to be provided to the shareholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management; (iv) compliance with the Company’s Code of Conduct; (v) the independent auditors’ qualifications and independence; (vi) the performance of the Company’s independent auditors; and (vii) the internal audit process.

Management is responsible for the Company’s financial reporting process including the system of internal controls along with the preparation of financial statements in accordance with generally accepted accounting principles. The independent auditors are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor these processes.

In discharging its duties, the Audit Committee has: (i) reviewed and discussed with management the Company’s audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 1, 2023; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (iii) received and reviewed the written disclosures along with the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer’s and the Chief Financial Officer’s financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended April 1, 2023.

Audit Committee

Richard A. Kerley, Chair

David A. Greenblatt

Julia W. Sze

Cavco Industries, Inc.	www.cavco.com 55

PROPOSAL NO. 5:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed RSM as the Company’s independent registered public accounting firm for fiscal year 2024.

If the shareholders do not ratify the appointment, the Audit Committee will reconsider the retention of RSM but may still engage RSM. Even if the appointment is ratified, the Audit Committee in its sole discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and its shareholders.

We have been advised that a representative of RSM will attend the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

56 2023 Proxy Statement

About the Annual Meeting: Frequently Asked Questions

Q.	Why Did I Receive These Proxy Materials?
A.

You received these proxy materials because you were a shareholder of Cavco stock as of June 2, 2023, the record date fixed by the Board. Therefore, you are entitled to receive notice of the Annual Meeting and to vote on matters presented at the Annual Meeting that will be held on August 1, 2023.

Q.	Why Did I Receive a Notice Instead of a Full Set of Proxy Materials?
A.

The SEC allows Cavco to make these proxy materials, including this Proxy Statement and the Company’s Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the year ended April 1, 2023, available electronically via the internet at www.proxyvote.com. On or about June 15, 2023, Cavco mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report for voting over the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them. If you would like a printed copy of Cavco’s proxy materials, please follow the instructions for requesting printed materials in the Notice.

Q.	Who Can Vote?
A.

Record shareholders of common stock, par value $0.01 per share, of Cavco at the close of business on June 2, 2023. On that date, the outstanding capital stock of Cavco entitled to vote at the Annual Meeting consisted of 8,675,203 shares of common stock. Each shareholder will be entitled to one vote per share on the election of Directors and each other matter that is described above or that may be properly brought before the meeting. Shares that may be voted include shares that are held: (1) directly by the shareholder of record; or (2) beneficially through a broker, bank or other nominee.

Q.	What is the Difference between Holding Shares as a “Registered Owner” and a “Beneficial Owner”?
A.

Most of Cavco’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

Registered Owners — If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are with respect to those shares the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote those shares at the Annual Meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the shareholder of record) giving you the right to vote the shares.

Q.	What is a “Broker Non-Vote”?
A.

Generally, a broker non-vote occurs when a broker, bank or other nominee that holds shares in street name for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not provided instructions on how to vote; and (ii) such broker, bank or other nominee lacks discretionary voting power to vote on such issues. Accordingly, a broker, bank or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Cavco Industries, Inc.	www.cavco.com 57

About the Meeting: Frequently Asked Questions

Q.	What Constitutes a Quorum for the Annual Meeting?
A.

The holders of a majority of shares entitled to vote on June 2, 2023, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Cavco will count abstentions and broker non-votes as present for the purpose of determining the presence or absence of a quorum.

In the event the requisite votes for approval of the matters to be considered at the Annual Meeting are not received prior to the Annual Meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the shareholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Q.	What Items will be Voted on at the Annual Meeting and What is the Required Vote to Approve Each Item?
A.

Proposal No. 1 (Election of Directors): In order to be elected as a Director, a nominee must receive an affirmative vote of the majority of votes cast with respect to that Director nominee’s election, which means the number of votes cast “FOR” a Director nominee’s election must exceed the number of votes cast “AGAINST” that Director nominee’s election. Abstentions and broker non-votes are not treated as votes cast and will have no effect on Proposal No. 1.

Proposal No. 2 (Advisory Vote on the Compensation of the NEOs): The affirmative vote of the holders of a majority of the shares entitled to vote and represented by person or by proxy at the Annual Meeting is required for approval. Abstentions will have the effect of a vote against Proposal No. 2. Broker non-votes will not be treated as entitled to vote on the proposal and will have no effect on Proposal No. 2.

Proposal No. 3 (Advisory Vote on the frequency of the vote on the Compensation of the NEOs): The option of one year, two years or three years that receives the highest number of votes will be considered to be the preferred frequency selected by our shareholders for future Say on Pay votes.

Proposal No. 4 (Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan): The affirmative vote of the holders of a majority of the shares entitled to vote and represented by person or by proxy at the Annual Meeting is required for approval. Abstentions will have the effect of a vote against Proposal No. 4. Broker non-votes will not be treated as entitled to vote on the proposal and will have no effect on Proposal No. 4.

Proposal No. 5 (Ratification of Appointment of Independent Registered Public Accounting Firm): The affirmative vote of the holders of a majority of the shares entitled to vote and represented by person or by proxy at the Annual Meeting is required for approval. Abstentions will have the effect of a vote against Proposal No. 5. Because brokers, banks, or other nominees that hold shares in street name may exercise discretionary voting authority for this proposal, we do not expect there will be any broker non-votes.

Q.	Will there be other items to be voted on at the Annual Meeting?
A.

Cavco is not aware of any other matters that may come before the Board at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their discretion.

Q.	How will Proxies be voted at the Annual Meeting?
A.

If you are a registered owner, your shares represented by valid proxies received by telephone, via the Internet or by mail will be voted at the Annual Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the two (2) nominees for director named in the proxy; (ii) FOR approval of the advisory vote to approve the compensation of our named executive officers; (iii) FOR holding future advisory votes on the compensation of our named executive officers every year; (iv) FOR approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan; and (v) FOR the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for fiscal year 2024.

58 2023 Proxy Statement

About the Meeting: Frequently Asked Questions

If you hold your shares in “street name”, the record holder does not have discretionary voting power with respect to non-routine matters absent specific voting instructions from you. Other than the proposal to ratify the appointment of RSM, all of the proposals at this year’s Annual Meeting are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions on those non-routine matters, resulting in a broker non-vote. If you provide voting instructions to the record holder of your shares, the record holder will vote in accordance with the instructions given. The record holder of your shares will, however, continue to have the ability to vote your shares in its discretion on the ratification of Proposal No. 5 (Ratification of Appointment of Independent Registered Public Accounting Firm) if you do not otherwise provide voting instructions.

Q.	How do I Cast a Vote?
A.

Shareholders can vote their shares of common stock at the Annual Meeting by: (1) telephone; (2) via the Internet; (3) completing, signing, dating and returning the proxy or voting instruction card in the enclosed envelope; or (4) in person at the Annual Meeting.

Q.	Can I Change my Mind after I vote?
A.	You have the unconditional right to revoke your proxy at any time prior to tabulation. To revoke your proxy, you must:
•	Submit written notice of revocation to Cavco’s Corporate Secretary: Mickey R. Dragash, Cavco Industries, Inc., 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012;
•	Mail a new proxy card dated after the date of the proxy you wish to revoke to Cavco’s Corporate Secretary at the address listed above;
•	Submit a later-dated proxy over the Internet or by telephone in accordance with the instructions provided for therein; or
•	If you are a shareholder of record or you obtain a legal proxy from your broker, trustee or nominee, as applicable, you may attend the Annual Meeting and vote in-person.

If your proxy is not revoked, Cavco will vote your shares at the Annual Meeting in accordance with your instructions indicated on the proxy card or, if submitted over the Internet or by telephone, as indicated therein.

Q.	Who Bears the Expense of the Proxy Solicitation?
A.

The Company will bear all proxy solicitation costs. In addition to solicitations by mail, Cavco’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, electronic transmission and personal calls or interviews.

Q.	What do I Need to do Now?
A.	You should carefully read and consider all the information contained in this Proxy Statement. It contains important information about Cavco that you should consider before voting.

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General Information

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct and adhered to by our Board. As set forth in the Audit Committee Charter and to the extent required under applicable federal securities laws and related rules and regulations, and/or the Nasdaq Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, the Company enters into such transactions only on terms that the Company believes are at least as favorable to the Company as those that it could obtain from an unrelated third party.

There were no reportable related person transactions since the beginning of fiscal year 2023.

Code of Conduct

Cavco has a Code of Conduct that applies to Directors and all employees, including the Company’s CEO, CFO, CAO and other executive officers. The Company’s Code of Conduct is designed to deter wrong-doing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and
•	accountability for adherence to the Code of Conduct.

The text of Cavco’s Code of Conduct is posted on its Internet website at https://investor.cavco.com/general-documents.

Form 10-K

Shareholders entitled to vote at the Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: Mickey R. Dragash, General Counsel & Corporate Secretary, 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, (602) 256-6263.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of the proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding

60 2023 Proxy Statement

General Information

and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares directly. You can notify the Company by sending a written request to Cavco Industries, Inc., Attention: Mickey R. Dragash, General Counsel & Corporate Secretary, 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, (602) 256-6263. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Shareholder Proposals

To be considered for inclusion in next year’s proxy statement for the 2024 annual meeting of shareholders, shareholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at the Company’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on February 15, 2024.

The Company’s Bylaws further provide that a shareholder proposal relating to the nomination of a person for election as a director at the 2024 annual meeting of shareholders or a shareholder proposal that is not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at the 2024 annual meeting of shareholders, must be submitted in writing and received at the Company’s principal executive offices, addressed to the attention of the Secretary, no earlier than April 3, 2024 and no later than May 3, 2024. However, if the 2024 annual meeting of shareholders is convened more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the 2024 annual meeting of shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting of shareholders and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

In addition to satisfying the deadline in the advance notice provisions of the Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Cavco nominees must provide the Company with notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked to the Company at its corporate headquarters or transmitted electronically at: investor_relations@cavco.com, no later than June 2, 2024 to comply with the SEC’s universal proxy rules. Any such proposals should be directed to our Secretary as noted above.

Please refer to the Company’s Bylaws for additional information and requirements regarding shareholder proposals and director nominations. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

Cavco Website

In this Proxy Statement, the Company states that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our shareholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this Proxy Statement.

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General Information

Communicating with the Cavco Board

A shareholder or member of the public may communicate directly with any member of the Company’s Board by sending communication to Cavco Industries, Inc., 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, to the attention of the director or directors. The Company will forward these communications as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the Chairman of our Audit Committee for review and further handling.

By Order of the Board of Directors

Mickey R. Dragash

Executive Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

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APPENDIX A

CAVCO INDUSTRIES, INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY

1.1ESTABLISHMENT.  Cavco Industries, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby establishes the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”).  The Plan will supersede and replace the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”).  No awards will be made pursuant to the 2005 Plan on or after the Effective Date (as defined below); provided, that, the 2005 Plan shall remain in effect until all awards granted under the 2005 Plan have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such grants.

1.2PURPOSE.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interest of the Participants to those of the Company’s shareholders by providing the Participants with an incentive for outstanding performance.   To further these objectives, the Plan allows for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, and Performance Units.

1.3GLOSSARY.  Defined terms used in this Plan are defined in various sections of the Plan or are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE

2.1EFFECTIVE DATE.  The Plan will become effective on the date it is approved by the shareholders at the Company’s 2023 Annual Meeting of Shareholders (the “Effective Date”).

2.2EXPIRATION DATE.  The Plan will expire on, and no Award may be granted under the Plan after, the 10th anniversary of the Effective Date. Any Awards that are outstanding on the 10th anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
ADMINISTRATION

3.1COMMITTEE.  The Plan shall be administered by the Committee or, with respect to non-employee directors, the Board. The Committee shall consist of 2 or more individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b‑3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the Nasdaq Listing Rules (or rules of any other exchange upon which the Stock is then traded), in each case, as each such rule or regulation is in effect from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. All references in the Plan to the “Committee” shall be, as applicable, to the Board or the Committee.

3.2ACTION BY THE COMMITTEE.  A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.3AUTHORITY OF COMMITTEE.  The Committee has the power and authority to take the following actions: (a) designate Participants to receive Awards; (b) determine the type or types of Awards and the times when Awards are to be granted to each Participant; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an Award may be

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settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (i) amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan; (j) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement and correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement; and (k) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

3.4DECISIONS BINDING.  The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties.  All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding.  Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.

3.5DELEGATION to CEO.  The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to employees (other than to employees who are or may become upon hiring employees subject to Section 16 of the Exchange Act) and Consultants to expedite the hiring process or to retain talent.  The Committee’s delegation to the CEO may be revoked or modified at any time.  Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.

ARTICLE 4
SHARES SUBJECT TO THE PLAN

4.1NUMBER OF SHARES.  Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 550,000. As provided in Section 1.1, no Awards will be made pursuant to the 2005 Plan on or after the Effective Date.

4.2share COUNTING.  For purposes of determining the number of shares of Stock available for grant under the Plan from time-to-time:

(a)In the event any Award granted under this Plan is forfeited, terminated, cancelled, or expired, the number of shares of Stock subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan (i.e., any prior charge against the numeric limit in Section 4.1 shall be reversed).

(b)If shares of Stock are not delivered in connection with any Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 4.1.  If an Award may be settled in cash or Stock, the rules set forth in Section 4.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 4.1 but only if the Award is settled in cash.

(c)The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d)Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan.  Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant.

(e)If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

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(f)The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3STOCK DISTRIBUTED.  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

4.4ADJUSTMENTS.  In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, rights offering, spin-off,  other distribution with respect to the shares of Stock, any “equity restructuring” (as defined in Accounting Standards Codification 718), or any similar corporate transaction or event in respect of the Stock, the Committee shall, to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 4.1; (b) the number of shares of Stock set forth in Section 7.2(h) and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event.  Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.5REPLACEMENT AWARDS.  In the event of any corporate transaction in which the Company or a Subsidiary or Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance units, stock grants, stock units, restricted stock units or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 4.5 shall not be subject to the requirement that the exercise price of such Award not be less than the fair market value of Stock on the date the Award is granted.  Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 4.5 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1.  Any shares of Stock authorized and available for issuance under the Acquired Plan may, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with Nasdaq Listing Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, Nasdaq Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

4.6FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the Plan.  In the event of adjustment as provided in Section 4.4 or the issuance of replacement awards as provided in Section 4.5, the total number of shares subject to any affected Award shall always be a whole number by rounding any fractional shares up to the nearest whole share.

4.7LIMIT ON NON-EMPLOYEE DIRECTOR AWARDS. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any fiscal year, plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year, shall not exceed $750,000 (the “Annual Director Compensation Limit”). For the avoidance of doubt, any compensation that is deferred shall be counted toward the Annual Director Compensation Limit during the year in which it is first earned and not when paid.

ARTICLE 5
ELIGIBILITY; PARTICIPATION

5.1ELIGIBILITY.  Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company and its Affiliates and Subsidiaries.  The Committee may determine on a case-by-case basis to make Awards to Consultants to the Company or any Subsidiary or Affiliate. Awards may also be granted to prospective employees or members of the Board but no portion of any such Award will vest, become

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APPENDIX A

exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Subsidiary or Affiliate.

5.2ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 6
GENERAL RULES APPLICABLE TO ALL AWARDS

6.1AWARD AGREEMENTS.  All Awards shall be evidenced by an Award Agreement.  The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate.  The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate. For the avoidance of doubt, in an Award Agreement the Committee may include provisions requiring that a Participant sign (and not revoke) a release of claims in favor of the Company (which release may include non-competition, non-solicitation, and similar covenants) as a condition precedent to the settlement, exercise, or accelerated vesting of such Award.

6.2TERM OF AWARD.  The term of each Award shall be for the period determined by the Committee; provided, that, in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the Date of Grant.

6.3TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service).  Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, Retirement, a termination for Cause, a termination without Cause, a termination for good reason pursuant to an employment agreement, or reasons relating to the breach or threatened breach of restrictive covenants.

6.4FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company on the grant, exercise or settlement of an Award may be made in such forms as determined by the Committee, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with applicable law and rules adopted by the Committee.

6.5LIMITS ON TRANSFER.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or any Subsidiary or Affiliate and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee. To the extent permitted by applicable law, the Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member.  In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution.  A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

6.6BENEFICIARIES.  Notwithstanding Section 6.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(d)(3), upon the Participant’s Disability.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award

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APPENDIX A

shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

6.7STOCK CERTIFICATES.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations, as the Committee deems advisable in order to comply with any such laws, regulations, or requirements.

6.8CLAWBACK.  Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the Nasdaq Listing Rules (or any other exchange upon which the Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate.  By accepting an Award, each Participant agrees to be bound by, and comply with, any such recapture or clawback provisions and with any Company request or demand for recapture or clawback, including, without limitation, the provisions of the Cavco Industries, Inc. Clawback Policy, as such Policy may be amended from time to time.

6.9DIVIDENDS AND EQUIVALENTS. With respect to any Award that is subject to vesting, in no event will any dividend or dividend equivalent award vest or be paid prior to the satisfaction of the vesting condition applicable to the corresponding Award and such dividend or dividend equivalent award shall only be paid to the Participant if and to the extent that the vesting conditions related to the corresponding Award are satisfied. No dividend equivalents awards may be awarded in connection with an award of Stock Options or SARs.

6.10MINIMUM VESTING PERIOD.  Notwithstanding any provision of the Plan to the contrary, no portion of any equity-based Award shall vest prior to the 12 month anniversary of the Award’s vesting commencement date; provided that: (a) the Committee may grant equity-based Awards that do not comply with the 12 month minimum vesting requirement as long as the number of shares of Stock subject to such equity-based Awards does not exceed 5% of the applicable numeric limit set forth in Section 4.1; and (b) the 12 month minimum vesting requirement shall not apply to equity-based Awards granted to non-employee directors that vest on the earlier of the 12 month anniversary of the vesting commencement date or the next annual meeting of shareholders as long as such vesting period for such non-employee director Award is not less than 50 weeks from the Date of Grant.

ARTICLE 7
STOCK OPTIONS

7.1GENERAL.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares subject to Options granted to each Participant.  Option Awards are subject to the following terms and conditions:

(a)Exercise Price.  The exercise price per share of Stock pursuant to any Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(b)Exercise of Option.  Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

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APPENDIX A

(c)Term of Option.  Each Option shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no Option shall be exercisable later than the 10th anniversary of the Date of Grant.

(d)Payment.  The exercise price for any Option shall be paid in cash or shares of Stock held for longer than 6 months through actual tender or by attestation (or such shorter period as long as it will not cause an adverse accounting consequence or cost to the Company).  In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e)Repricing of Options.  Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant.  Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(f)Nontransferability of Options.  No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

7.2INCENTIVE STOCK OPTIONS.  The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 7:

(a)Employees Only.  Incentive Stock Options shall be granted only to Participants who are employees of the Company or any Subsidiary or any Affiliate.

(b)Exercise Price.  Except as provided in Section 7.2(f), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(c)Term of Incentive Stock Option.  In no event may any Incentive Stock Option be exercisable for more than 10 years from the Date of Grant.

(d)Lapse of Option.  An Incentive Stock Option shall lapse in the following circumstances:

(1)The Incentive Stock Option shall lapse 10 years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2)The Incentive Stock Option shall lapse 3 months after the date of a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3)If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2), the Incentive Stock Option shall lapse on the earlier of: (i) the scheduled expiration date of the Option; or (ii) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability.  Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e)Individual Dollar Limitation.  The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.

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(f)Ten Percent Owners.  An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than 5 years from the Date of Grant.

(g)Right to Exercise.  Except as provided in Section 7.2(d)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)Limitations on Number of Shares Subject to Awards.  Subject to adjustment as provided in Section 4.4, the maximum number of shares that may be issued under the Plan as Incentive Stock Options is the numeric limit set forth in Section 4.1.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1GENERAL.  Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  The Committee shall have complete discretion in determine the number of SARs granted to each Participant.  SARs are subject to the following terms and conditions:

(a)Base Value.  The base value per share of Stock pursuant to any SAR shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher base value in the Award Agreement.

(b)Exercise of SAR.  SARs shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

(c)Term of SAR.  Each SAR shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no SAR shall be exercisable later than the 10th anniversary of the Date of Grant.

(d)Payment of SAR Amount.  Upon exercise of the SAR, the Participant shall be entitled to receive a payment equal to the amount determined by multiplying the excess, if any of: (i) the fair market value of a share of Stock on the date of exercise over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised.  Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement.  At the discretion of the Committee, the Award Agreement may provide for payment for the SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e)Repricing of SARs.  Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant.  Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.

(f)Nontransferability of SARs.  No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

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ARTICLE 9
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

9.1GRANT OF RESTRICTED STOCK.  Subject to the terms and provisions of the Plan, Restricted Stock may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  Restricted Stock Awards are subject to the following terms and conditions:

(a)Restrictions.  Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, Performance Goals and/or limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.  Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b)Forfeiture.  Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.  The Committee may provide in the Award Agreement that the restrictions or forfeiture conditions relating to a Restricted Stock Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes.

(c)Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.2GRANT OF RESTRICTED STOCK UNITS.  Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  Restricted Stock Unit Awards are subject to the following terms and conditions:

(a)Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, including Performance Goals, which need not be the same for each grant or for each Participant.  These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b)Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.  The Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes.

(c)Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement.  In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 10
STOCK GRANT AND STOCK UNIT AWARDS

10.1STOCK GRANT AWARDS.  Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions.  The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee.  A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

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10.2STOCK UNIT AWARDS.  Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions.  A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 11
PERFORMANCE UNITS

11.1PERFORMANCE UNIT AWARDS.  Subject to the terms and provisions of the Plan, Performance Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.  A Performance Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.  At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Unit Awards in cash, shares of Stock of equivalent cash value, or in a combination thereof.

11.2PERFORMANCE GOALS.  The Performance Goal or Goals applicable to any Award, including any Performance Unit Award, shall be specified by the Committee in the Award Agreement.

ARTICLE 12
CHANGE OF CONTROL

12.1TREATMENT.  Except as otherwise provided in an Award Agreement or employment agreement, if a Participant’s employment (or service) is terminated without Cause during the 6 month period preceding, or the 12 month period following a Change of Control, then: (a) all Awards that are subject to restrictions based solely on the passage of time shall become fully vested, exercisable and all restrictions on such Awards shall lapse; and (b) any Awards that are subject to restrictions based on the attainment of Performance Goals shall immediately vest in full at the target level of performance. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(e), the excess Options shall be deemed to be Nonqualified Stock Options.  In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents.  With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Board pursuant to this Article 12 shall be done in compliance with Section 409A of the Code.

12.2PARTICIPANT CONSENT NOT REQUIRED.  Nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent.  Similarly, nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Article 12.

ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded.  Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the Plan; (b) permit the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Committee to extend the exercise period for an Option or SAR beyond 10 years from the Date of Grant; (d) amend Section 7.1(e) to permit the Committee to reprice previously granted Options; (e) amend Section 8.1(e) to permit the

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Committee to reprice previously granted SARs; (f) extend the duration of the Plan; or (g) expand the type of awards available for grant under the Plan or expand the class of participants eligible to participate in the Plan.

13.2AWARDS PREVIOUSLY GRANTED.  Except as provided in the next sentence and subject to Section 12.2, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder of any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award.  The consent of the holder of a previously granted Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to cause the benefits under the Plan to comply with the provisions of Section 409A of the Code.  Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 14.15.

ARTICLE 14
GENERAL PROVISIONS

14.1NO RIGHTS TO AWARDS.  No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

14.2NO SHAREHOLDERS RIGHTS.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

14.3WITHHOLDING.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company), in the applicable jurisdiction, to satisfy any federal, state, and local taxes required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for 6 months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (or such shorter period as long as it will not cause an adverse accounting consequence or cost to the Company); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

14.4NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.  Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

14.6RELATIONSHIP TO OTHER BENEFITS.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.

14.7EXPENSES.  The expenses of administering the Plan shall be borne by the Company.

14.8TITLES AND HEADINGS.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9SECURITIES LAW COMPLIANCE.  With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b‑3 or its successors pursuant to the Exchange Act.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be

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required to satisfy the requirements of Rule 16b‑3 or its successors pursuant to the Securities Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.10GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan.  If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.  The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the Nasdaq Listing Rules (or any other exchange upon which the Stock is then listed), quoted or traded and under any blue sky or state securities laws applicable to such Award.

14.11GOVERNING LAW.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Exchange Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

14.12SUCCESSORS.  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

14.13SURVIVAL OF PROVISIONS.  The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

14.14INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or who has served as the CEO, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.15COMPLIANCE WITH SECTION 409A.

(a)General Compliance.  Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Unit Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code.  If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b)Delay for Specified Employees.  If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is 6 months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the 6 month period).  Any amounts that would have been distributed during such 6 month period will be distributed on the day following the expiration of the 6 month period.

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(c)Prohibition on Acceleration or Deferral.  Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

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GLOSSARY

(a)“2005 Plan” means the Company’s 2005 Stock Incentive Plan.

(b)“Acquired Plan” has the meaning ascribed to it in Section 4.5.

(c)“Affiliate” means any direct or indirect subsidiary or parent of the Company and any partnership, joint venture, limited liability company or other business venture or entity in which the Company owns, directly or indirectly, at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award to an officer or employee or Consultant of such an entity).

(d)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Stock Grant, or Stock Unit Award granted to a Participant under the Plan.

(e)“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(f)“Board” means the Board of Directors of the Company.

(g)“Cause” except as otherwise provided in an Award Agreement or separate writing by and between the Participant and the Company and/or any Subsidiary or Affiliate, means: (i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or any Affiliate or Subsidiary or to any crime or offense that materially damages, or could materially damage the reputation of the Company or any Affiliate or any Subsidiary; (ii) conduct that has caused, or could cause, demonstrable and serious injury to the shareholders, the Company or any Affiliate or Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned to the Participant; (iv) breach of duty of loyalty to the Company or any Affiliate or Subsidiary, other acts of fraud or dishonesty with respect to the Company or any Affiliate or Subsidiary, a Participant’s willful malfeasance, willful gross misconduct, or willful dishonesty that materially harms, or could materially harm, the shareholders, the Company or any Affiliate or Subsidiary; (v) violation of the Company's code of conduct or code of ethics; (vi) a Participant’s willful failure to reasonably cooperate with, or a Participant’s impedance or interference with, an investigation authorized by the Board; or (vii) a Participant’s breach of any non-competition, non-solicitation, confidentiality, or similar covenant in any written agreement entered into with the Company or any Affiliate or Subsidiary.

(h)“Change of Control” except as otherwise provided in an Award Agreement or separate writing by and between the Participant and the Company and/or any Subsidiary or Affiliate, means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:

(1)the acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of the total number of outstanding shares of any single class of Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Stock, unless such acquisition is made (a) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(2)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)the consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting

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securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or

(4)approval by the Board and the shareholders of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of the definition of “Change of Control”:

(A)	“Person” means an individual, entity or group;
(B)	“Group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(C)	“Beneficial Owner”, “Beneficial Ownership” and “Beneficially Own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;
(D)

“Business Combination” means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(E)

“parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries;

(F)

“Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;

(G)

“Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and

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(H)

“substantially the same proportions,” when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Stock.

Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered a “Change of Control” for purposes of this Plan. A “Change of Control” will not be deemed to have occurred for purposes of this Plan until (i) any required regulatory approval, including any final non-appealable regulatory order, has been obtained; and (ii) the transaction that would otherwise constitute the “Change of Control” closes.

(i)“Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.

(j)“Code” means the Internal Revenue Code of 1986, as amended.  All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(k)“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1.

(l)“Company” means Cavco Industries, Inc., a corporation organized under the laws of the State of Delaware.

(m)“Consultant” means any consultant or advisor or independent contractor who is a natural person and who provides services to the Company or any Subsidiary or Affiliate, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; (ii) does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(n)“Date of Grant” means, as determined by the Committee (or CEO with respect to an Award granted pursuant to Section 3.5), the latest to occur of: (i) the date as of which the Committee (or CEO) approves an Award; (ii) the date on which an Award to a prospective employee, officer, or member of the Board first becomes effective; or (iii) such other date as may be specified in the Award Agreement.

(o)“Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(p)“Effective Date” has the meaning ascribed to it in Section 2.1.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.  All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(r)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(s)“Fair Market Value” means, as of any given date, the closing price for the Stock as reported on the Nasdaq (or any other exchange upon which the Stock is then listed) on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported.

(t)“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships, a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest or voting interest, or any other person or entity who is

Cavco Industries, Inc.	www.cavco.com A-15

APPENDIX A

identified as a “family member” under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(u)“Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 7.2.

(v)“Nonqualified Stock Option” means an Option granted pursuant to Section 7.1 that is not intended to be an Incentive Stock Option.

(w)“Option” means a right granted to a Participant pursuant to Article 7.  An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(x)“Participant” means a person who has been granted an Award.

(y)“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual.  The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(z)“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(aa)“Performance Unit” means a right granted to a Participant pursuant to Section 11.1.

(bb)“Plan” means this Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan, as it may be amended from time to time.

(cc)“Restricted Stock” means Stock granted to a Participant pursuant to Section 9.1.

(dd)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9.2.

(ee)“Securities Act” means the Securities Act of 1933, as amended.  All references to the Securities Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(ff)“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code.  In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A‑1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed 6 months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract).  If the Participant’s period of leave exceeds 6 months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such 6 month period.  Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board.  Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).

(gg)“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

A-16 2023 Proxy Statement

APPENDIX A

(hh)“Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(ii)“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8.

(jj)“Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 10.1.

(kk)“Stock Unit” means a right granted to a Participant pursuant to Section 10.2.

(ll)“Subsidiary” means any direct or indirect entity in which the Company owns, directly or indirectly, at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award to an officer or employee or Consultant of such an entity).

(mm)“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company.  For this purpose, the transfer of a Participant among the Company and any Subsidiary, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company.  In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

Cavco Industries, Inc.	www.cavco.com A-17

Logo 3636 N Central Avenue STE 1200, Phoenix, AZ 85012 cavco.com NASDAQ

CAVCO INDUSTRIES, INC. 3636 NORTH CENTRAL AVE SUITE 1200 PHOENIX, AZ 85012 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/31/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/31/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. Susan L. Blount 1b. William C. Boor The Board of Directors recommends you vote FOR the following proposal: 2. Advisory Vote to Approve Named Executive Officer Compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation. The Board of Directors recommends you vote FOR proposals 4 and 5. 4. Approval of the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain For Against Abstain 1 year 2 years 3 years Abstain For Against Abstain 5. Ratification of Appointment of RSM US LLP as the Independent Registered Public Accounting Firm for fiscal 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000616522_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com CAVCO INDUSTRIES, INC. Annual Meeting of Shareholders August 1, 2023 9:00 AM, MST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) William C. Boor and Mickey R. Dragash, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CAVCO INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, MST on August 1, 2023, at Cavco Industries, Inc., 3636 N. Central Ave., Phoenix, AZ 85012, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000616522_2 R1.0.0.6